EXHIBIT 10.2

ACCOUNTS AGREEMENT

dated as of October 1, 2007

among

HEARTLAND GRAIN FUELS, L.P.,
as the Borrower,

AMARILLO NATIONAL BANK,
as the Accounts Bank and the Securities Intermediary,

WESTLB AG, NEW YORK BRANCH,
as the Collateral Agent for the Senior Secured Parties,

WESTLB AG, NEW YORK BRANCH,
as the Administrative Agent for the Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE OF THE
BROWN COUNTY, SOUTH DAKOTA SUBORDINATE SOLID WASTE

FACILITIES REVENUE BONDS (HEARTLAND GRAIN FUELS, L.P.
ETHANOL PLANT PROJECT) SERIES 2007A,
as the Second Lien Agent for the Second Lien Claimholders

i

EXHIBITS

Exhibit A	Form of Construction Withdrawal Certificate
Exhibit B	Form of Liquidated Damages Transfer Certificate
Exhibit C-1	Form of Pre-Conversion Date Revenue Account Withdrawal Certificate
Exhibit C-2	Form of Post-Conversion Date Revenue Account Withdrawal Certificate
Exhibit D	Form of Restricted Payment Certificate
Exhibit E	Form of Operating Account Withdrawal Certificate
Exhibit F	Form of Working Capital Reserve Transfer Certificate
Exhibit G	Form of Debt Service Reserve Release Certificate
Exhibit H	Form of Insurance and Condemnation Proceeds Request Certificate
Exhibit I	Form of Extraordinary Proceeds Release Certificate
Exhibit J	Form of Contingency Reserve Transfer Certificate
Exhibit K	Form of Bond Proceeds Withdrawal Certificate
Exhibit L	Form of Independent Engineer’s Certificate

THIS ACCOUNTS AGREEMENT, dated as of October 1, 2007, (this “Accounts Agreement”), is entered into by and among HEARTLAND GRAIN FUELS, L.P., a Delaware limited partnership (the “Borrower”), AMARILLO NATIONAL BANK, in its capacity as accounts bank (together with its successors and assigns in such capacity, the “Accounts Bank”) and in its capacity as securities intermediary (together with its successors and assigns in such capacity, the “Securities Intermediary”), WESTLB AG, NEW YORK BRANCH, in its capacity as collateral agent for the Senior Secured Parties (as defined below) (together with its successors and assigns in such capacity, the “Collateral Agent”), WESTLB AG, NEW YORK BRANCH, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), Wells Fargo Bank, National Association, in its capacity as trustee of the Brown County, South Dakota Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project) Series 2007A (in such capacity and, together with its successors and permitted assigns, the “Second Lien Agent”) for the Second Lien Claimholders (as defined below).

RECITALS

WHEREAS, the Borrower has entered into that certain Senior Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Borrower, each of the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent, WestLB AG, New York Branch, as Issuing Bank, and WestLB AG, New York Branch, as Lead Arranger, Sole Bookrunner and Syndication Agent, pursuant to which, among other things, the Lenders have committed to make loans to, and for the benefit of, the Borrower;

WHEREAS, certain Lenders or their affiliates may, from time to time, enter into interest rate hedging agreements with the Borrower as permitted under the Credit Agreement;

WHEREAS, pursuant to that certain Bond Trust Indenture dated as of October 1, 2007 (the “Bond Indenture”) between Brown County, South Dakota (the “Issuer”) as bond issuer and the Second Lien Agent as bond trustee, the Issuer will issue and deliver its $19,000,000 Subordinate Solid Waste Facilities Revenue Bonds (Heartland Grain Fuels, L.P. Ethanol Plant Project) Series 2007A (the “Bonds”) for the purpose of purchasing, constructing and installing certain improvements to be located on the Site for the Aberdeen Plants;

WHEREAS, the Issuer has agreed to lend the proceeds of the Bonds (the “Subordinated Debt”) to the Borrower pursuant to that certain Loan Agreement effective as of the date hereof (the “Subordinated Loan Agreement”) between the Borrower and the Issuer. Pursuant to the Bond Indenture, the Issuer has assigned to the Second Lien Agent its rights and obligations under the Subordinated Loan Agreement, except for the Unassigned Rights (as defined in the Bond Indenture); and

WHEREAS, it is a requirement under the Credit Agreement and the Subordinated Loan Agreement that the Borrower execute and deliver this Accounts Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the lenders under the Credit Agreement to enter into the Credit Agreement and to make the advances of credit to the Borrower contemplated thereby, and to induce the Interest Rate Protection Providers (as defined in the Credit Agreement) to enter into the Interest Rate Protection Agreements (as defined below) and to provide the interest rate hedges contemplated thereby, and to induce the Issuer to issue and deliver the Bonds, to enter into the Subordinated Loan Agreement and to make the advances of credit to the Borrower contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01           Defined Terms. The following terms when used in this Accounts Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

“Aberdeen Insurance and Condemnation Proceeds Account” has the meaning provided in Section 3.01(a)(ix) (Establishment of Project Accounts).

“Account Collateral” has the meaning provided in Section 2.07 (Grant of First-Priority Security Interest).

“Accounts Bank” has the meaning provided in the preamble.

“Accounts Bank Action” has the meaning provided in Section 18.04(b) (Written Instructions; Notices).

“Accounts Bank Fee Letter” means that certain Fee Letter between the Accounts Bank and the Borrower, dated as of the date hereof, setting forth certain fees due and payable to the Accounts Bank.

“Administrative Agent” has the meaning provided in the preamble.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Accounts Bank.

“Bond Collateral Documents” means (i) the Bond Indenture, (ii) the “Subordinate Mortgage” (as defined in the Bond Indenture), (iii) the “Subordinate Security Agreement” (as defined in the Bond Indenture), (iv) the “Subordinate Equity Pledge Agreement” (as defined in the Bond Indenture), and any documents granting, or relating to the grant, of security for the payment of amounts due under the Subordinated Loan Agreement and the Bonds.

“Bond Debt Service Reserve Fund” means the trust fund entitled “Debt Service Reserve Fund” created under the Bond Indenture.

“Bond Expense Fund” means the trust fund entitled “Expense Fund” created under the Bond Indenture.

“Bond Funds” means the “Bond Sinking Fund”, the “Debt Service Reserve Fund”, the “Expense Fund”, the “Interest Fund”, the “Project Fund”, the “Rebate Fund”, the “Redemption Fund” and the “Revenue Fund” (each as defined in the Bond Indenture), together with such other funds, accounts or sub-accounts established by the Bond Trustee pursuant to the Bond Indenture in administering the Trust Estate (as defined in the Bond Indenture).

“Bond Indenture” has the meaning provided in the third recital.

“Bond Liens” means the second-priority security interest created in favor of the Second Lien Agent, for the benefit of the Second Lien Claimholders, pursuant to the Bond Collateral Documents, which security interest (other than the lien on the Bond Funds) is subject to Section 7.02(b) (Negative Covenants—Liens) of the Credit Agreement and to the Intercreditor Agreement.

“Bond Proceeds Sub-Account” has the meaning provided in Section 3.01(a)(xiii) (Establishment of Project Accounts).

“Bond Proceeds Withdrawal Certificate” means a certificate in substantially the form of Exhibit K, duly executed by an Authorized Officer of the Borrower, directing the transfer or withdrawal of funds from the Bond Proceeds Sub-Account.

“Bond Project Fund” means the trust fund entitled “Project Fund” created under the Bond Indenture.

“Bond Revenue Fund” means the trust account of that name created under the Bond Indenture.

“Bonds” has the meaning provided in the third recital.

“Borrower” has the meaning provided in the preamble.

“Cash Equivalents” means:

(a)                                  readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

(b)                                 securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(c)                                  investments in commercial paper maturing within one hundred eighty (180) days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d)                                 investments in certificates of deposit, banker’s acceptances and time deposits maturing within two hundred and seventy (270) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organisation for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than five hundred million Dollars ($500,000,000);

(e)                                  fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) of this definition; and

(f)                                    investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) of this definition.

“Collateral Agent” has the meaning provided in the preamble.

“Construction Account” has the meaning provided in Section 3.01(a)(i) (Establishment of Project Accounts).

“Construction Withdrawal Certificate” means a certificate in substantially the form of Exhibit A, duly executed by an Authorized Officer of the Borrower, directing the transfer or withdrawal of funds from the Construction Account.

“Contingency Reserve Account” has the meaning provided in Section 3.01(a)(xii) (Establishment of Project Accounts).

“Contingency Reserve Transfer Certificate” means a certificate in substantially the form of Exhibit J, duly executed by an Authorized Officer of the Borrower, directing the transfer or withdrawal of funds from the Contingency Reserve Account.

“Costs of the Project” has the meaning provided in the Bond Indenture.

“Credit Agreement” has the meaning provided in the first recital.

“Current Priority Subordinated Interest” means, with respect to any Quarterly Period, interest at the per annum rate of eight and one-half percent (8.50%) accrued, and due and payable, under the Subordinated Loan Agreement (provided that the aggregate outstanding principal amount of Subordinated Debt does not exceed nineteen million Dollars ($19,000,000)) during such Quarterly Period, but expressly excluding any such interest that accrued on the Subordinated Debt in any previous Quarterly Period.

“Debt Service Reserve Account” has the meaning provided in Section 3.01(a)(vii) (Establishment of Project Accounts).

“Debt Service Reserve Release Certificate” means a certificate in substantially the form of Exhibit G, duly executed by an Authorized Officer of the Borrower directing the transfer or withdrawal of funds from the Debt Service Reserve Release Certificate.

“Delay Liquidated Damages” means any delay liquidated damages payable to the Borrower pursuant to the Design-Build Agreement or any other construction contracts to which the Borrower is a party.

“Extraordinary Proceeds Account” has the meaning provided in Section 3.01(a)(xi) (Establishment of Project Accounts).

“Extraordinary Proceeds Release Certificate” means a certificate in substantially the form of Exhibit I, duly executed by an Authorized Officer of the Borrower directing the transfer or withdrawal of funds from the Extraordinary Proceeds Account.

“Gross Proceeds” has the meaning provided in the Code.

“Huron Insurance and Condemnation Proceeds Account” has the meaning provided in Section 3.01(a)(x) (Establishment of Project Accounts).

“Indemnitee” has the meaning provided in Section 20.08(a) (Indemnification by the Borrower).

“Independent Engineer’s Certificate” means a certificate of the Independent Engineer in substantially the form of Exhibit L.

“Insurance and Condemnation Proceeds Accounts” means, collectively, the Aberdeen Insurance and Condemnation Proceeds Account and the Huron Insurance and Condemnation Proceeds Account.

“Insurance and Condemnation Proceeds Request Certificate” means a certificate, in substantially the form of Exhibit H, duly executed by an Authorized Officer of the Borrower, setting forth proposed instructions for the transfer or withdrawal of Insurance Proceeds and/or Condemnation Proceeds from an Insurance and Condemnation Proceeds Account.

“Investment Proceeds” has the meaning provided in the Code.

“Interest Rate Protection Agreement” means each interest rate swap, collar, put, or cap, or other interest rate protection arrangement, with a Qualified Counterparty, in each such case that is reasonably satisfactory to the Administrative Agent and is entered into in accordance with Section 7.01(u) (Affirmative Covenants – Interest Rate Protection Agreement) of the Credit Agreement.

“Issue Price” has the meaning provided in the Code.

“Issuer” has the meaning provided in the third recital.

“LC Cash Collateral Sub-Account” has the meaning provided in Section 3.01(a)(xiv) (Establishment of Project Accounts).

“Liquidated Damages Account” has the meaning provided in Section 3.01(a)(ii) (Establishment of Project Accounts).

“Liquidated Damages Transfer Certificate” means a certificate in substantially the form of Exhibit B, duly executed by an Authorized Officer of the Borrower, directing the transfer or withdrawal of funds from the Liquidated Damages Account.

“Maintenance Capital Expense Account” has the meaning provided in Section 3.01(a)(v) (Establishment of Project Accounts).

“Material Default” means

(i)                                     any Default under Section 8.01(a)(ii) (Nonpayment), Section 8.01(f)(ii)(B) (Cross Defaults), Section 8.01(i) (Bankruptcy, Insolvency) or Section 8.01(j) (Project Document Defaults; Termination) of the Credit Agreement;

(ii)                                  any Default under Section 8.01(d) (Non-Performance of Other Covenants and Obligations) of the Credit Agreement arising as a result of any default

(A)                              by the Borrower in the due performance and observance of any covenant or agreement under Section 7.01(a) (Compliance with Laws), Section 7.01(b) (Environmental Matters), Section 7.01(c) (Operations and Maintenance), Section 7.01(e) (Payment of Obligations), Section 7.01(f) (Governmental Approvals), Section 7.01(l) (Project Documents), Section 7.01(m) (Preservation of Title; Acquisition of Additional Property), Section 7.01(n)(ii) and (iii) (Maintenance of Liens; Creation of Liens on Newly Acquired Property), Section 7.01(o) (Certificate of Formation), Section 7.01(p) (Separateness) and Section

7.01(u) (Interest Rate Protection Agreement) of the Credit Agreement;

(B)                                by the Borrower in the due performance and observance of any covenant or agreement under Section 5.03 (No Other Filings) and Section 5.04 (No Sale of Collateral) of the Security Agreement; and

(C)                                by any Pledgor under Section 5.03 (No Other Filings) of the Pledge Agreement.

“Monthly Date” means the last Business Day of each calendar month.

“Net Swap Payment” means, with respect to any Interest Rate Protection Agreement and for any period, all scheduled Obligations due and payable by the Borrower under such Interest Rate Protection Agreement during such period, as a result of any netting applicable thereto.

“Notice of Security Discharge Date” has the meaning provided in Section 20.01 (Rights of Second Lien Agent and Second Lien Claimholders).

“Notice of Suspension” has the meaning provided in Section 17.01(a) (Notices of Suspension of Project Accounts).

“Operating Account” has the meaning provided in Section 3.01(a)(iv) (Establishment of Project Accounts).

“Operating Account Withdrawal Certificate” means a certificate in substantially the form of Exhibit E, duly executed by an Authorized Officer of the Borrower, directing the transfer or withdrawal of funds from the Operating Account.

“Original Proceeds” has the meaning provided in the Code.

“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

“Permitted Budgeted Operating Expenses Level” means, for any month in any Fiscal Year, with respect to Operation and Maintenance Expenses (other than Operation and Maintenance Expenses for the cost of corn and natural gas), one hundred and ten percent (110%) of the amount projected for such expenses (other than Operation and Maintenance Expenses for the cost of corn and natural gas) for the period from the start of such Fiscal Year (or, if the Closing Date occurred during such Fiscal Year, from the Closing Date) through (and including) such month in the then-current Operating Budget.

“Post-Conversion Date Revenue Account Withdrawal Certificate” means a certificate in substantially the form of Exhibit C-2, duly executed by an Authorized Officer of the Borrower, directing the transfer or withdrawal of funds from the Revenue Account.

“Pre-Conversion Date Revenue Account Withdrawal Certificate” means a certificate in substantially the form of Exhibit C-1, duly executed by an Authorized Officer of the Borrower, directing the transfer or withdrawal of funds from the Revenue Account.

“Pre-Conversion Prepayment Target” has the meaning provided in the Credit Agreement.

“Prepayment Holding Account” has the meaning provided in Section 3.01(a)(x) (Establishment of Project Accounts).

“Project Accounts” means the Construction Account, the Liquidated Damages Account, the Revenue Account, the Operating Account, the Maintenance Capital Expense Account, the Working Capital Reserve Account, the Debt Service Reserve Account, the Prepayment Holding Account, the Aberdeen Insurance and Condemnation Proceeds Account, the Huron Insurance and Condemnation Proceeds Account, the Extraordinary Proceeds Account, the Contingency Reserve Account, the Additional Capital Expenditure Sub-Account, the Bond Proceeds Sub-Account and the LC Cash Collateral Sub-Account.

“Qualified Counterparty” has the meaning provided in the Credit Agreement.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Restoration or Replacement Plan” means a plan and time schedule, reasonably satisfactory to the Required Lenders and the Independent Engineer, for the application of Insurance Proceeds and Condemnation Proceeds arising from any Casualty Event or Event of Taking, respectively, and any other funds available to the Borrower with which to restore or replace the Project, or any portion thereof, affected by such Casualty Event or Event of Taking.

“Restricted Payment Certificate” means a certificate in substantially the form of Exhibit D, duly executed by an Authorized Officer of the Borrower, directing the transfer or withdrawal of funds for Restricted Payments.

“Revenue Account” has the meaning provided in Section 3.01(a)(iii) (Establishment of Project Accounts).

“Revenue Account Withdrawal Certificate” means, before the Conversion Date, a Pre-Conversion Date Revenue Account Withdrawal Certificate, and after the Conversion Date, a Post-Conversion Date Revenue Account Withdrawal Certificate.

“Second Lien Account Collateral” has the meaning provided in Section 2.08 (Grant of Second-Priority Security Interest).

“Second Lien Agent” has the meaning provided in the preamble.

“Second Lien Agent Indemnitee” has the meaning provided in Section 20.08(b) (Indemnification by the Borrower).

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations (as defined in the Intercreditor Agreement) at such time, including the holders of Bonds, the Second Lien Agent and the Issuer.

“Second Lien Project Accounts” means the Revenue Account, the Operating Account, the Maintenance Capital Expense Account, the Working Capital Reserve Account, the Aberdeen Insurance and Condemnation Proceeds Account, the Huron Insurance and Condemnation Proceeds Account, the Extraordinary Proceeds Account, and the Additional Capital Expenditure Sub-Account.

“Securities Intermediary” has the meaning provided in the preamble.

“Security Discharge Date” means the date on which (i) all outstanding Commitments (as defined in the Credit Agreement) and Interest Rate Protection Agreements have been terminated and (ii) all amounts payable in respect of the Obligations have been irrevocably and indefeasibly paid in full in cash (other than obligations under the Financing Documents that by their terms survive and with respect to which no claim has been made by the Senior Secured Parties).

“Senior Secured Parties” means the Lenders, the Agents and any Interest Rate Protection Provider.

“Subordinated Debt” has the meaning provided in the fourth recital.

“Subordinated Loan Agreement” has the meaning provided in the fourth recital.

“Swap Termination Value” means, in respect of any one or more Swap Contracts (including any Permitted Commodity Hedging Arrangements or any Interest Rate Protection Agreements), after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, in accordance with the terms of the applicable Swap Contract, or, if no provision is made therein, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Target Balance Amount” means the aggregate principal amount under the Term Loans on the Conversion Date as reduced by 1/24th of such amount on each Quarterly Payment Date thereafter.

“Tax Exemption Agreement” means that certain Tax Exemption Agreement and Certificate, dated as of October 1, 2007, among the Borrower, the Issuer, the Accounts Bank and the Second Lien Agent.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security in any Account Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

“Warranty Work” means any work relating to the repair, replacement or correction of any failure, defect or deficiency related to the Aberdeen II Plant.

“Working Capital Reserve Account” has the meaning provided in Section 3.01(a)(vi) (Establishment of Project Accounts).

“Working Capital Reserve Transfer Certificate” means a certificate in substantially the form of Exhibit F, duly executed by an Authorized Officer of the Borrower, directing the transfer or withdrawal of funds from the Working Capital Reserve Account.

Section 1.02           Principles of Interpretation. (a)  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Accounts Agreement shall have the same meanings when used in the Credit Agreement.

(b)        Unless the context requires otherwise, any reference in this Accounts Agreement to any Financing Document shall mean such Financing Document and all schedules, exhibits and attachments thereto, as amended from time to time.

(c)         All the agreements, contracts or documents defined or referred to herein shall mean such agreements, contracts or documents as the same may from time to time be supplemented, amended or replaced or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and this Accounts Agreement, and shall disregard any supplement, amendment, replacement or waiver made in breach of this Accounts Agreement.

(d)        Defined terms in this Accounts Agreement shall include in the singular number the plural and in the plural number the singular.

(e)         The words “herein,” “hereof” and “hereunder” and words of similar import when used in this Accounts Agreement shall, unless otherwise expressly specified, refer to this Accounts Agreement as a whole and not to any particular provision of this Accounts Agreement and all references to Articles, Sections, Exhibits and Schedules shall be references to Articles, Sections, Exhibits and Schedules of this Accounts Agreement, unless otherwise specified.

(f)         The words “include,” “includes” and “including” are not limiting.

(g)        The word “or” is not exclusive.

(h)        Any reference to any Person shall include its permitted successors and permitted assigns in the capacity indicated, and in the case of any Governmental Authority, any Person succeding to its functions and capacities.

Section 1.03           Credit Agreement and UCC Definitions. Unless otherwise defined herein or unless the context otherwise requires, terms used in this Accounts Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement or, if not defined therein, the UCC.

Section 1.04           Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in any Financing Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP.

ARTICLE II

APPOINTMENT; GRANT OF SECURITY INTEREST

Section 2.01           Appointment by Collateral Agent. (a) The Collateral Agent, on behalf and at the direction of the Senior Secured Parties, hereby appoints and authorizes the Accounts Bank to act as its depository for the benefit of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, with such powers as are expressly delegated to the Accounts Bank by the terms of this Accounts Agreement, together with such other powers as are reasonably incidental thereto. The Accounts Bank hereby accepts each such appointment and agrees to act as the depository for the Collateral Agent, on behalf of the Senior Secured Parties, and as the securities intermediary or bank with respect to the Project Accounts, for the benefit of the Collateral Agent, on behalf of the Senior Secured Parties, in accordance with the terms of this Accounts Agreement. The Accounts Bank further agrees to accept and hold, as securities intermediary or as a bank, in its custody and in accordance with the terms of this Accounts Agreement, for the Collateral Agent, on behalf of the Senior Secured Parties, the Project Accounts and the Account Collateral.

(b)        The Collateral Agent also hereby appoints and authorizes the Accounts Bank to act on its behalf for the purpose of the creation and perfection of a first priority security interest in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, in the Project Accounts to the extent that they are deemed under applicable Law not to constitute securities accounts or deposit accounts and in any Account Collateral that is deemed under applicable Law not to constitute a “financial asset” (within the meaning of Section 8-102(9) of the UCC). The Accounts Bank hereby accepts this appointment and agrees to act as the Accounts Bank for the Collateral Agent, on behalf of the Senior Secured Parties, for such purpose and to hold and maintain exclusive dominion and control over the Project Accounts and any such Account Collateral on behalf of the Collateral Agent, acting for the benefit of the Senior Secured Parties.

Section 2.02           Appointment by Second Lien Agent. (a) The Second Lien Agent, on behalf and at the direction of the Second Lien Claimholders, hereby appoints and authorizes the Accounts Bank to act as its depository for the benefit of the Second Lien Claimholders, and as the securities intermediary or bank with respect to the Second Lien Project Accounts for the benefit of the Second Lien Agent, on behalf of the Second Lien Claimholders, with such powers as are expressly delegated to the Accounts Bank by the terms of this Accounts Agreement, together with such other powers as are reasonably incidental thereto. The Accounts Bank hereby accepts each such appointment and agrees to act as the depository for the Second Lien Agent, on behalf of the Second Lien Claimholders, and as the securities intermediary or bank with respect to the Second Lien Project Accounts, for the benefit of the Second Lien Agent, on behalf of the Second Lien Claimholders, in accordance with the terms of this Accounts Agreement. The Accounts Bank further agrees to accept and hold, as securities intermediary or as a bank, in its custody and in accordance with the terms of this Accounts Agreement, for the Second Lien Agent, on behalf of the Second Lien Claimholders, the Second Lien Project Accounts and the Second Lien Account Collateral.

(b)        The Second Lien Agent also hereby appoints and authorizes the Accounts Bank to act on its behalf for the purpose of the creation and perfection of a second priority security interest in favor of the Second Lien Agent, for the benefit of the Second Lien Claimholders, in the Second Lien Project Accounts to the extent that they are deemed under applicable Law not to constitute securities accounts or deposit accounts and in any Second Lien Account Collateral that is deemed under applicable Law not to constitute a “financial asset” (within the meaning of Section 8-102(9) of the UCC). The Accounts Bank hereby accepts this appointment and agrees to act as the Accounts Bank for the Second Lien Agent, on behalf of the Second Lien Claimholders, for such purpose.

Section 2.03           Limitation of Liability. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document or any Subordinated Debt Document, the Accounts Bank shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Accounts Bank have or be deemed to have any fiduciary relationship with any Senior Secured Party, the Second Lien Agent or any Second Lien Claimholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or any Subordinated Debt Document or otherwise exist against the Accounts Bank. Without limiting the generality of the foregoing sentence, the use of the term “agent” in any Financing Document or Subordinated Debt Document with reference to the Accounts Bank is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 2.04           Project Accounts. (a) The Borrower agrees that it will have no legal or equitable right to withdraw funds from the Project Accounts, except for those rights expressly granted to the Borrower in this Accounts Agreement. The Account Collateral will not constitute repayment of the Obligations or the Subordinated Debt until so applied as payments in accordance with the terms of this Accounts Agreement and the other Financing Documents.

(b)        The Accounts Bank shall not have title to the funds on deposit in or credited to the Project Accounts, and shall credit the Project Accounts with all receipts of interest, dividends and other income received on the property held in the Project Accounts. The Accounts Bank shall administer and manage the Project Accounts in strict compliance with its duties with respect to the Project Accounts pursuant to this Accounts Agreement, and shall be subject to and comply with all of the obligations that the Accounts Bank owes to the Borrower and the Collateral Agent, for the benefit of the Senior Secured Parties, with respect to the Project Accounts, including all subordination obligations set forth in Section 2.10 (Subordination) with respect to the Accounts Bank’s right of set-off or recoupment or right to obtain a Lien, pursuant to the terms of this Accounts Agreement. The Accounts Bank hereby agrees to comply with any and all written instructions originated by the Collateral Agent directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts without any further consent of the Borrower or any other Person, and to comply with any and all written instructions originated by the Borrower directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts subject to, and in accordance with, the terms of this Accounts Agreement.

Section 2.05           Representations, Warranties and Covenants of Accounts Bank. The Accounts Bank hereby represents, warrants, covenants and agrees as follows:

(a)         it is a securities intermediary on the date hereof and shall act as such in maintaining the Project Accounts and all of the Account Collateral (including all securities and other financial assets or security entitlements deposited in or credited to the Project Accounts) from time to time transferred, deposited in or credited to or maintained in the Project Accounts;

(b)        it is the bank with which each Project Account is maintained and the securities intermediary with respect to the financial assets held in the Project Accounts. In this regard, (i) if the Accounts Bank has knowledge that an issuer of any financial asset is required to make a payment or distribution in respect of such financial asset, the Accounts Bank shall have fulfilled its duty under applicable Law to take action to obtain such payment or distribution if (A) it credits such payment or distribution to the Project Accounts in accordance with this Accounts Agreement if such payment or distribution is made or (B) it notifies the Borrower and the Collateral Agent that such payment or distribution has not been made, and (ii) if the Accounts Bank is required by applicable Law or this Accounts Agreement to credit to any Project Account any financial asset purported to be transferred or credited to the Accounts Bank pursuant to applicable Law, the Accounts Bank shall have fulfilled its duty to so credit any Project Account if it credits as a security entitlement to the applicable party whatever rights the Accounts Bank purportedly has in the financial asset transferred or credited to the Accounts Bank and the Accounts Bank shall have no duty to ensure that applicable Law has been complied with in respect of the transfer of the financial asset or to create a security interest in or Lien on any financial asset purported to be transferred or credited to the Accounts Bank and subsequently credited to any Project Account;

(c)         it shall promptly perform all duties imposed upon a securities intermediary and a bank under the UCC, other applicable Law and this Accounts Agreement;

(d)        the Collateral Agent, for the benefit of the Senior Secured Parties, and no other Person, is the Accounts Bank’s customer with respect to the Project Accounts, and the Borrower has consented to the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, being deemed the customer hereunder;

(e)         the Securities Intermediary’s jurisdiction, for purposes of this Accounts Agreement and Article 8 of the UCC, is and shall continue to be the State of New York, and the bank’s jurisdiction of the Accounts Bank, for purposes of this Accounts Agreement and Section 9-304(b)(1) of the UCC, is and shall continue to be the State of New York;

(f)         it has established and maintains the Project Accounts as set forth in Section 3.01 (Establishment of Project Accounts);

(g)        each Project Account is and will be maintained as a securities account or, as set forth in Section 2.06 (Project Accounts as Deposit Account), a deposit account;

(h)        all financial assets acquired by or delivered to the Accounts Bank shall be held by the Accounts Bank and credited by book entry to the relevant Project Account or otherwise accepted by the Accounts Bank for credit to the relevant Project Account. Any financial asset so credited or accepted for credit to the relevant Project Account shall be registered in the name of, payable to, or to the order of, or indorsed to the Accounts Bank or in blank and in no case will any financial asset credited to any Project Account or held by the Accounts Bank for credit to any Project Account be registered in the name of, payable to, to the order of, or indorsed to, the Borrower, except to the extent that such financial asset has been subsequently indorsed by the Borrower to the Accounts Bank or in blank;

(i)          each item of property (including any cash, security, general intangible, document, instrument or obligation, share, participation, interest or other property whatsoever) deposited in or credited to any Project Account shall be treated as a financial asset under and for the purposes of Article 8 of the UCC, including Section 8-102(a)(9)(iii) thereof. Notwithstanding any provision herein to the contrary, any property contained in the Project Accounts that is not deemed to be a financial asset under applicable Law, to the extent permitted by applicable Law, will be deemed to be deposited in a deposit account and subject to Section 2.06 (Project Accounts as Deposit Account);

(j)          the Collateral Agent, for the benefit of the Senior Secured Parties, is the entitlement holder in any security entitlements with respect to any financial assets deposited in or credited to the Project Accounts, and the Collateral Agent may issue entitlement orders with respect thereto;

(k)         if at any time it receives an entitlement order or any other order from the Collateral Agent directing the transfer, redemption or liquidation of any financial asset carried in the Project Accounts or any instruction originated by the Collateral Agent directing the disbursement, deposit and/or transfer of any funds or other property held in the Project Accounts, the Accounts Bank shall comply with such entitlement order, instruction or other order without further consent by the Borrower or any other Person. The Borrower hereby agrees that the Collateral Agent, on behalf of and for the benefit of the Senior Secured Parties, shall have control of the security entitlements carried in the Project Accounts and of the financial assets carried in the Project Accounts, and the Borrower hereby disclaims any entitlement to claim control of such security entitlements or financial assets;

(l)          all property delivered to the Accounts Bank pursuant to this Accounts Agreement or the other Financing Documents will be promptly deposited in or credited to a Project Account by an appropriate entry in its records in accordance with this Accounts Agreement;

(m)        the Accounts Bank shall not change the name or account number of any Project Account unless it obtains the prior written consent of the Collateral Agent and provides prior written notice to the Borrower;

(n)        except for the claims and interest of (i) the Collateral Agent, for the benefit of the Senior Secured Parties, in the Project Accounts, (ii) the Second Lien Agent, for the benefit of the Second Lien Claimholders, in the Second Lien Project Accounts and (iii) the Borrower, in the Project Accounts, it does not know of and has not received written notice of any right or claim (including any adverse claim) to or interest in the Project Accounts or any Account Collateral (including, without limitation, funds and financial assets) deposited in or credited to the Project Accounts by any Person. If any Person (other than the Collateral Agent, on behalf of the Senior Secured Parties, or the Second Lien Agent, on behalf of the Second Lien Claimholders) asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Project Account or in any financial asset or other property deposited therein or credited thereto, the Accounts Bank will promptly notify the Collateral Agent, the Borrower and, if such Project Account is a Second Lien Project Account, the Second Lien Agent, in writing thereof; and

(o)        the Accounts Bank has not entered into and will not enter into any agreement with respect to the Project Accounts or any financial assets or other property deposited in or credited to any Project Account other than this Accounts Agreement, as may be amended from time to time. The Accounts Bank has not entered into and will not enter into any agreement with the Borrower or any other Person purporting to limit or condition the obligation of the Accounts Bank to comply with entitlement orders or any other order originated by the Collateral Agent in accordance with this Accounts Agreement.

Section 2.06           Project Accounts as Deposit Account. (a) The parties hereto agree that, to the extent that the Project Accounts are not considered “securities accounts” (within the meaning of Section 8-501(a) of the UCC), the Project Accounts shall be deemed to be deposit accounts (as defined in Section 9-102(a)(29) of the UCC) to the extent a security interest can be granted and perfected under the UCC in the Project Accounts as deposit accounts, which the Borrower shall maintain with the Accounts Bank acting not as Securities Intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC).

(b)        The Collateral Agent, on behalf of the Senior Secured Parties, shall be deemed the sole customer of the Accounts Bank for purposes of the Project Accounts and, as such, shall be entitled to all of the rights that customers of banks have under applicable Law with respect to deposit accounts, including the right to withdraw funds from, or close, the Project Accounts, and the Borrower hereby consents to the Collateral Agent being deemed the customer hereunder.

Section 2.07           Grant of First-Priority Security Interest. (a)  As security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations and the due performance and compliance by the Borrower with all of the terms, conditions, and agreements to be performed and complied with by it under and pursuant to the terms of the Credit Agreement and the other Financing Documents, the Borrower hereby acknowledges and confirms the pledge, collateral assignment, hypothecation, and granting of a first-priority security interest to the Collateral Agent, for the benefit of the Senior Secured Parties, pursuant to the Security Agreement in, all of its right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Borrower, wherever located, and whether now or hereafter existing or arising (collectively, the “Account Collateral”):

(i)                                     each of the Project Accounts (other than the Bond Proceeds Sub-Account), including all funds, Cash Equivalents, securities, financial assets or other property held in, required to be held in or credited to any of such Project Accounts or otherwise in possession or control of the Accounts Bank pursuant to this Accounts Agreement, and all interest, dividends and other income derived therefrom;

(ii)                                  all statements, certificates, instruments and investment property representing or evidencing any property described in clause (i) above held in, required to be held in or credited to any of such Project Accounts or otherwise in possession or control of the Accounts Bank pursuant to this Accounts Agreement; and

(iii)                               to the extent not included in the foregoing, all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing and all security entitlements of the Borrower in any and all of the foregoing.

Section 2.08           Grant of Second-Priority Security Interest. (a)  As security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of any and all of the obligations of the Borrower and the due performance and compliance by the Borrower with all of the terms, conditions, and agreements to be performed and complied with by it under and pursuant to the terms of the Subordinated Loan Agreement and the other Subordinated Debt Documents, the Borrower hereby acknowledges and confirms the pledge, collateral assignment, hypothecation, and granting of a second-priority security interest (subject to the terms of the Intercreditor Agreement) to the Second Lien Agent, for the benefit of the Second Lien Claimholders, pursuant to the “Subordinate Security Agreement” (as defined in the Bond

Indenture), over all of its right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Borrower, wherever located, and whether now or hereafter existing or arising (collectively, the “Second Lien Account Collateral”):

(i)                                     each of the Second Lien Project Accounts, including all funds, Cash Equivalents, securities, financial assets or other property held in, required to be held in or credited to any of the Second Lien Project Accounts or otherwise in possession or control of the Accounts Bank pursuant to this Accounts Agreement, and all interest, dividends and other income derived therefrom;

(ii)                                  all statements, certificates, instruments and investment property representing or evidencing any property described in clause (i) above held in, required to be held in or credited to any of the Second Lien Project Accounts or otherwise in possession or control of the Accounts Bank pursuant to this Accounts Agreement; and

(iii)                               to the extent not included in the foregoing, all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing and all security entitlements of the Borrower in any and all of the foregoing;

For the avoidance of doubt, (x) the Second Lien Account Collateral shall not include any right, title or interest in any property held in, required to be held in or credited to the Construction Accounts, the Liquidated Damages Account, the Debt Service Reserve Account, the Contingency Reserve Account, the Prepayment Holding Account or the Bond Proceeds Sub-Account, and (ii) notwithstanding any provision of this Agreement to the contrary, the Collateral Agent shall have no lien on the funds in the Bond Proceeds Sub-Account.

Section 2.09           Control and Perfection of Account Collateral. (a) The Borrower specifically acknowledges and agrees that (i) (A) each Project Account pledged hereunder shall be maintained so that the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, has control of such Project Account in the manner specified in Section 9-104 of the UCC, (B) all Cash Equivalents pledged hereunder shall be maintained so that the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, has control of such Cash Equivalents in the manner specified in Section 9-106 of the UCC, and (C) all financial assets held in the Project Accounts and pledged hereunder shall be maintained so that the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, has control of such financial assets in the manner specified in Section 8-106 of the UCC.

(b)        The Borrower shall give, execute, deliver, file, record, authenticate, authorize or obtain all such UCC financing statements as may be necessary to perfect and maintain the security interests granted under this Accounts Agreement.

(c)         Until the Security Discharge Date and payment in full of all obligations under the Subordinated Debt Documents, the Borrower shall not have any rights against or to monies held in the Project Accounts, except the right to receive or make requisitions of funds deposited in or credited to the Project Accounts as permitted by this Accounts Agreement.

Section 2.10           Subordination. (a) The Accounts Bank hereby acknowledges the first-priority security interest granted hereby to the Collateral Agent, for the benefit of the Senior Secured Parties, and the second-priority security interest granted hereby to the Second Lien Agent, for the benefit of the Second Lien Claimholders. In the event that the Accounts Bank has or subsequently obtains by agreement, operation of Law or otherwise a right of recoupment or set-off or any Lien in any of the Project Accounts, Account Collateral or any financial asset or other property deposited therein or credited thereto or any security entitlement related thereto, the Accounts Bank hereby agrees that such right of recoupment or set-off and/or any such Lien shall (except to the extent provided in clause (c) of this Section 2.10) be subordinate to the security interest of each of the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, and the Second Lien Agent, on behalf of and for the benefit of the Second Lien Claimholders. The Accounts Bank agrees that it shall not (except to the extent provided in clause (c) of this Section 2.10) assert or enforce any such right of recoupment or set-off and/or any Lien until the Notice of Security Discharge Date and payment in full of all obligations under the Subordinated Debt Documents.

(b)        (i) Until the Notice of Security Discharge Date, the financial assets and other items deposited in or credited to the Project Accounts and all other Account Collateral will not (except to the extent provided in clause (c) of this Section 2.10) be subject to deduction, set-off, banker’s lien or any other right in favor of any Person other than the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, and (ii)  from and after the Notice of Security Discharge Date until the payment in full of all obligations under the Subordinated Debt Documents, the financial assets and other items deposited in or credited to the Project Accounts and all other Account Collateral will not (except to the extent provided in clause (c) of this Section 2.10) be subject to deduction, set-off, banker’s lien or any other right in favor of any Person other than the Second Lien Agent, on behalf and for the benefit of the Second Lien Claimholders.

(c)         The Project Accounts, Account Collateral or any financial asset or other property deposited therein or credited thereto shall be subject to deduction, set-off, banker’s lien and recoupment to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more Project Accounts, and each of the Collateral Agent, on behalf of and for the benefit of the Senior Secured Parties, the Second Lien Agent, on behalf of and for the benefit of the Second Lien Claimholders, and the Borrower hereby expressly authorize the Accounts Bank to debit the relevant Project Account(s) for such amounts.

Section 2.11           Agreement to Hold In Trust. All payments received directly by the Borrower that are required to be deposited into the Project Accounts in accordance with the terms of this Accounts Agreement, the Credit Agreement, or any other Financing Document (including any amount received by the Borrower pursuant to, or in connection with, any Project Document or any sale of Products) shall be held by the Borrower in trust for the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, shall be segregated from other funds of the Borrower and shall, forthwith upon receipt by the Borrower, be turned over to the Collateral Agent or its designee in the same form as received by the Borrower (duly endorsed by the Borrower to the Collateral Agent or the Accounts Bank, if requested) for deposit and disbursement in accordance with this Accounts Agreement.

ARTICLE III

PROJECT ACCOUNTS

Section 3.01                                Establishment of Project Accounts. (a) On or prior to the Closing Date, the Accounts Bank shall establish and maintain, in the name of the Collateral Agent and on the books and records of the Accounts Bank’s offices located in Amarillo, Texas, the accounts set forth below:

(i)                                     a special, segregated, Dollar-denominated account entitled “Construction Account”, Account No. 129542 (the “Construction Account”);

(ii)                                  a special, segregated Dollar-denominated account entitled “Liquidated Damages Account”, Account No. 129607 (the “Liquidated Damages Account”);

(iii)                               a special, segregated, Dollar-denominated account entitled “Revenue Account”, Account No. 129615 (the “Revenue Account”);

(iv)                              a special, segregated, Dollar-denominated account entitled “Operating Account”, Account No. 129461 (the “Operating Account”);

(v)                                 a special, segregated, Dollar-denominated account entitled “Maintenance Capital Expense Account”, Account No.
129488 (the “Maintenance Capital Expense Account”);

(vi)                              a special, segregated, Dollar-denominated account entitled “Working Capital Reserve Account”, Account No. 128619 (the “Working Capital Reserve Account”);

(vii)                           a special, segregated, Dollar-denominated account entitled “Debt Service Reserve Account”, Account No. 129496 (the “Debt Service Reserve Account”);

(viii)                        a special, segregated, Dollar-denominated account entitled “Prepayment Holding Account”, Account No. 129518 (the “Prepayment Holding Account”);

(ix)                                a special, segregated, Dollar-denominated account entitled “Aberdeen Insurance and Condemnation Proceeds Account”, Account No. 129526 (the “Aberdeen Insurance and Condemnation Proceeds Account”);

(x)                                   a special, segregated, Dollar-denominated account entitled “Huron Insurance and Condemnation Proceeds Account”, Account No. 129534 (the “Huron Insurance and Condemnation Proceeds Account”);

(xi)                                a special, segregated, Dollar-denominated account entitled “Extraordinary Proceeds Account”, Account No. 128449 (the “Extraordinary Proceeds Account”);

(xii)                             a special, segregated, Dollar-denominated account entitled “Contingency Reserve Account”, Account No. 128457 (the “Contingency Reserve Account”);

(xiii)                          a special, segregated, Dollar-denominated sub-account of the Construction Account entitled the “Bond Proceeds Sub-Account”, Account No. 128511 (the “Bond Proceeds Sub-Account”); and

(xiv)                         a special, segregated, Dollar-denominated sub-account of the Working Capital Reserve Account entitled the “LC Cash Collateral Sub-Account”, Account No. 129364 (the “LC Cash Collateral Sub-Account”).

Section 3.02           Deposits into and Withdrawals from Project Accounts. (a) Amounts shall be deposited into and withdrawn from the Project Accounts in strict accordance with this Article III.

(b)        The Accounts Bank will only be required to transfer funds hereunder on a “same day” basis if it has received written notice of such proposed transfer, together with all certificates, notices, directions and other documents required under this Accounts Agreement to be delivered to the Accounts Bank relating thereto, not later than 11:00 a.m. Eastern time on the Business Day of such proposed transfer and, if such notice or any such related document is received by the Accounts Bank after such time, such transfer will be undertaken on the next Business Day succeeding the date of receipt by the Accounts Bank of all such documentation.

(c)         If any transfer, withdrawal, deposit, investment or payment of any funds by the Accounts Bank or any other action to be taken by the Accounts Bank under this Accounts Agreement is to be made or taken on a day other than a Business Day, such transfer, withdrawal, deposit, investment, payment or other action will be made or taken on the next succeeding Business Day.

(d)        (i)  Any instruction, direction, notice, certificate, request or requisition given to the Accounts Bank by the Borrower with respect to the transfer, withdrawal, deposit, investment or payment of any funds under this Accounts Agreement or with respect to any other obligations to be performed by the Accounts Bank under this Accounts Agreement (A) must be in writing and signed by an Authorized Officer of the Borrower, (B) in referencing any of the Project Accounts, must refer to the specific Project Account name and number, (C) shall constitute a representation by the Borrower that all conditions set forth in this Accounts Agreement for such withdrawal have been satisfied, whether or not those conditions are explicitly stated to be so satisfied and (D) shall be copied to the Administrative Agent and the Collateral Agent.

(ii)  Any instruction, direction, notice, certificate, request or requisition given to the Accounts Bank by the Collateral Agent or the Administrative Agent with respect to the transfer, withdrawal, deposit investment or payment of any funds under this Accounts Agreement or with respect to any other obligations to be performed by the Accounts Bank under this Accounts Agreement (A) must be in writing, (B) in referencing any of the Project Accounts, must refer to the specific Project Account name and number, and (C) shall be copied to the Borrower.

(iii)  Notwithstanding anything contained in this Accounts Agreement or any other Financing Document to the contrary, the Accounts Bank may rely on, and shall be protected in acting or refraining from acting upon, any instruction, direction, notice, certificate, request or requisition of the Borrower, the Administrative Agent or the Collateral Agent.

(e)         None of the Project Accounts shall go into overdraft, and the Accounts Bank shall not comply with any request or direction to the extent that it would cause any of the Project Accounts to do so.

(f)         The Borrower hereby acknowledges that it has irrevocably instructed each Project Party, and agrees that it shall so instruct each future Project Party and each payor in connection with any sale of Product, to make all payments due and payable to the Borrower under any Project Document and in connection with any such sale of Product directly to the Accounts Bank for deposit in, or to be credited in the manner set forth in this Article III. The Borrower further agrees that it shall irrevocably instruct each other Person from whom the Borrower is entitled to receive Cash Flow or Insurance Proceeds and Condemnation Proceeds to make all payments due and payable to the Borrower from such Person directly to the Accounts Bank for deposit, and to be credited, in the manner set forth in this Article III.

(g)        The Accounts Bank shall not be charged with knowledge of any Notice of Suspension, Default or Event of Default unless the Accounts Bank has received such Notice of Suspension or other written notice of such Default or Event of Default from the Administrative Agent, the Collateral Agent or an Authorized Officer of the Borrower. The Accounts Bank shall not be charged with the knowledge that the Conversion Date has occurred unless it has received written notice thereof from the Administrative Agent or from the Borrower if countersigned by the Administrative Agent.

(h)        The Accounts Bank shall not be charged with the knowledge that any transfer or withdrawal from any Project Account would result in the occurrence of a Default or Event of Default, unless it has received written notice thereof from the Administrative Agent, the Collateral Agent or an Authorized Officer of the Borrower.

(i)          Notwithstanding anything contained in this Accounts Agreement or any other Financing Document to the contrary, the Accounts Bank shall have no obligation to (i) make any payment, transfer or withdrawal from any Project Account until it has received written direction to make such payment, transfer or withdrawal from the Collateral Agent, the Administrative Agent, or the Borrower if this Accounts Agreement explicitly provides that any such direction may be made by the Borrower, or (ii) determine whether any payment, transfer or withdrawal from any Project Account made in accordance with any written direction from the Collateral Agent, the Administrative Agent or the Borrower (if this Accounts Agreement explicitly provides that any such direction may be made by the Borrower) complies with the terms of this Accounts Agreement. The Accounts Bank shall have no liability for, nor any responsibility or obligation to confirm, the use or application by the Borrower, Administrative Agent, the Collateral Agent or any other recipient of amounts withdrawn or transferred from any Project Account.

(j)          Notwithstanding any other provision of this Accounts Agreement or any other Financing Document (but without limiting Section 3.02(g), (h) and (i) (Deposits into and Withdrawals from Project Accounts)), without the express prior written consent of the Required Lenders, no amount may be withdrawn from any Project Account if a Default or Event of Default would occur as a result of such withdrawal.

(k)         On the date of each withdrawal by the Accounts Bank from a Project Account, the Borrower shall be deemed to represent and warrant that no Notice of Suspension is in effect and that no Default or Event of Default would occur as a result of such withdrawal, unless the Required Lenders have previously consented in writing to such withdrawal, notwithstanding that a Notice of Suspension is in effect or that a Default or Event of Default would occur as a result of such withdrawal.

ARTICLE IV

CONSTRUCTION ACCOUNT

Section 4.01           Construction Account. (a) Payments into the Construction Account. Until (and including) the Conversion Date, the Borrower (or, with respect to Loan proceeds, the Administrative Agent) shall cause the following amounts to be paid into the Construction Account:

(i)                                     until the Conversion Date, all equity contributions received by the Borrower in respect of the Aberdeen II Plant;

(ii)                                  all proceeds disbursed from the Bond Project Fund for the Aberdeen II Plant pursuant to the Bond Indenture with directions to deposit such proceeds into the Bond Proceeds Sub-Account;

(iii)                               all proceeds of the Construction Loans (except (A) for any Fundings applied directly to the payment of Debt Service or other Obligations or (B) as otherwise applied on the Conversion Date in accordance with Section 2.06(e) (Funding of Loans) of the Credit Agreement);

(iv)                              all damages payable (other than Delay Liquidated Damages) under the Design-Build Agreement;

(v)                                 all amounts required to be deposited into the Construction Account pursuant to Section 14.01(b) (Contingency Reserve Account); and

(vi)                              all amounts deposited into the Construction Account pursuant to Section 4.02(b)(i)(y) (Withdrawals from the Bond Proceeds Sub-Account).

(b)        Withdrawals from the Construction Account. (i)  Unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of any application of funds contemplated by this Section 4.01, the Borrower may direct the transfer or withdrawal of funds standing to the credit of the Construction Account (A) to pay Project Costs then due and owing strictly in accordance with the Construction Budget, (B) to pay Project Costs relating to repayment in full on the Closing Date of Existing Plant Debt and (C) to the extent of any additional equity provided by the Pledgors pursuant to Section 6.01(gg) (Existing Plant Debt Payoff) of the Credit Agreement, to pay the amount by which the repayment in full of the Existing Plant Debt (including accrued interest) exceeds forty-seven million Dollars ($47,000,000), in each case by delivering a Construction Withdrawal Certificate to the Accounts Bank (with a copy to the Administrative Agent and the Independent Engineer) which, in the case of any Loan proceeds, shall be for application strictly in accordance with the relevant Funding Notice (as defined in the Credit Agreement). All payments from the Construction Account shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Construction Withdrawal Certificate directly to the payee. In the event that the Borrower fails to deliver such a Construction Withdrawal Certificate, the

Administrative Agent is hereby authorized to direct, in writing, the Accounts Bank to transfer or withdraw the amounts necessary to pay Project Costs that are, from time to time, due and payable.

(ii)           Conversion Date. On the Conversion Date, all amounts on deposit in or standing to the credit of the Construction Account (other than amounts on deposit in or standing to the credit of the Additional Capital Expenditure Sub-Account and the Bond Proceeds Sub-Account) shall be withdrawn and such account (but not the Additional Capital Expenditure Sub-Account) shall be terminated and closed at the written instruction of the Borrower or the Administrative Agent, and such amounts shall be applied in accordance with Section 2.06(e) (Funding of Loans) of the Credit Agreement and the Construction Withdrawal Certificate (a copy of which shall be delivered to, and shall constitute instructions to, the Accounts Bank).

Section 4.02           Bond Proceeds Sub-Account. (a)  All proceeds disbursed from the Bond Project Fund for the Aberdeen II Plant pursuant to the Bond Indenture shall be deposited into the Bond Proceeds Sub-Account. On the Closing Date the Second Lien Agent is required to deposit fifteen million five hundred eighty-three thousand five hundred sixty-two Dollars and fifty cents ($15,583,562.50) of the Original Proceeds of the Bonds solely into the Bond Proceeds Sub-Account.

(b)        Withdrawals from the Bond Proceeds Sub-Account. (i)  Unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of any application of funds contemplated by this Section 4.02, funds standing to the credit of the Bond Proceeds Sub-Account shall be disbursed only upon delivery to the Accounts Bank of (A) a Bond Proceeds Withdrawal Certificate (with a copy to the Administrative Agent, the Independent Engineer and the Second Lien Agent), countersigned by each of the Borrower and the Second Lien Agent, and, (B) an Independent Engineer’s Certificate. All payments from the Bond Proceeds Sub-Account shall be made by the Accounts Bank pursuant to instructions set forth in the relevant Bond Proceeds Withdrawal Certificate either (x) directly to the payee, or (y) in the case of a requested disbursement for Costs of the Project previously paid by or on behalf of the Borrower, but in respect of which no Bond Proceeds Withdrawal Certificate has been delivered previously, for transfer to the Construction Account in an amount equal to the amount of such previous payments.

(ii)         Termination. On the earlier of the Conversion Date and the Conversion Date Certain, at the written instruction of the Second Lien Agent, all amounts on deposit in or standing to the credit of the Bond Proceeds Sub-Account shall be paid to the Second Lien Agent for deposit into the Bond Project Fund and application as set forth in the Bond Indenture, and such account shall be terminated and closed. All parties to this Accounts Agreement agree and covenant not to contest or seek to prohibit the payment of such amounts to the Second Lien Agent or assert any claim to such monies under any theory.

(c)         Notices Regarding Nature of Bond Proceeds. The Borrower and the Second Lien Agent hereby notify the parties hereto that:

(i)            the initial deposit of Original Proceeds of the Bonds referenced in Section 4.02(a) constitutes all of the Original Proceeds of the Bonds (being $19,000,000) less $1,900,000 of such Original Proceeds which are being deposited into the Bond Debt Service Reserve Fund, $366,000 of such Original Proceeds being deposited to the Bond Expense Fund, and $1,136,437.50 of such Original Proceeds for the purpose of paying interest on the Bonds during the construction period;

(ii)           the Bonds are being issued with a date of issuance so there is no accrued interest and are being sold by Dougherty & Company LLC, as underwriter, to the ultimate purchaser(s) thereof at a price equal to the par amount thereof resulting in an Issue Price of $19,000,000;

(iii)          all earnings on investments of Original Proceeds deposited into the Bond Proceeds Sub-Account constitute Investment Proceeds;

(iv)          the Original Proceeds and Investment Proceeds (which includes investment earnings on investment earnings) constitute Gross Proceeds of the Bonds;

(v)           the Gross Proceeds of the Bonds deposited into the Bond Proceeds Sub-Account are subject to yield restrictions as to investment as set forth in the Code, except to the extent to which a temporary period (as defined in the Code) exists to allow for the investment of such accounts at a yield (as defined in the Code) in excess of the yield (as defined in the Code) on the Bonds;

(vi)          Excess Earnings (as defined in the Code) on Gross Proceeds are subject to rebate to the United States of America as set forth in the Code and tax returns are required to be filed periodically as set forth in the Code as to the calculation of such rebate;

(vii)       The exclusion of interest paid on the Series 2007A Bonds from gross income of the recipient for federal income tax purposes is dependant on continued compliance with the requirements of the Code after issuance of the Bonds and such compliance requirements apply to the proceeds deposited into the Bond Proceeds Sub-Account, are not limited to matters within the control of the Issuer or the Borrower, may be based on actual occurrences rather than reasonable expectations of the Issuer or the Borrower at the time of issuance of the Bonds and may result in all interest paid on the Bonds to be included in taxable income of the recipient thereof from the date of issuance of the Bonds;

(viii)      Compliance obligations with respect to the Bonds, including without limitation, recordkeeping, may survive the termination of the Accounts Agreement and the payment in full of the Bonds; and

(ix)        References to the Code shall include the regulations, technical advice memorandum, published rulings and private letter rulings of the Internal Revenue Service relating to the applicable provisions of the Code.

(d)                         Covenants Relating to Bond Proceeds Sub-Account.

(i)           Except for amounts transferred to the Construction Account in accordance with Section 4.02(b)(i)(y), all amounts on deposit in the Bond Proceeds Sub-Account shall be used solely for the payment of Costs of the Project.

(ii)         Notwithstanding any provision herein to the contrary, all amounts on deposit in the Bond Proceeds Sub-Account (A) shall be invested solely at the direction of the Second Lien Agent in Cash Equivalents, (B) shall be segregated and separated from all other amounts on deposit pursuant to the Accounts Agreement, (C) shall not be commingled with any amounts on deposit in any other Project Accounts, and (D) shall be accounted for separately from all other amounts on deposit with the Accounts Bank.

(iii)          Each investment of amounts on deposit in the Bond Proceeds Sub-Account shall be purchased solely from such amounts. No such investment shall be apportioned to or represent an investment of monies in any other Project Account.

(iv)          The Accounts Bank shall maintain complete and accurate records of all disbursements from the Bond Proceeds Sub-Account, and shall provide monthly reports of such disbursements together with copies of all supporting documentation to the Second Lien Agent within 10 days from the end of each month for such month. Such obligation to maintain records shall survive the termination of the Accounts Agreement for the period set forth in Section 9.01 (Recordkeeping Obligation) of the Tax Exemption Agreement.

(v)           The Accounts Bank shall maintain complete and accurate records as to all investments and earnings with such information as required by Section 9.01 (Recordkeeping Obligation) of the Tax Exemption Agreement and provide reports to the Second Lien Agent within 10 days from the end of each month for activity during such month, together with copies of all back-up documentation. The obligation to maintain such records shall survive the termination of the Accounts Agreement for the period set forth in Section 9.01 (Recordkeeping Obligation) of the Tax Exemption Agreement.

(vi)          The Accounts Bank shall not honor any claim by any other party to funds in the Bond Proceeds Sub-Account to be disbursed and shall not so disburse such funds to any such claimant and shall promptly notify the Second Lien Agent, the Borrower, the Issuer and the Administrative Agent of any such claim.

(vii)         No disbursement shall be made to the Borrower, or any other party, for Costs of the Project actually paid by the Borrower or any other party more than 60 days prior to July 3, 2007, except preliminary expenditures identified in Treas. Reg. Section 1.150-2(f)(2) not exceeding $3,800,000.

(viii)        No party to the Accounts Agreement other than the Second Lien Agent shall have the right to give instructions to withdraw or use the amounts on deposit in the Bond Proceeds Sub-Account, other than the Accounts Bank acting as agent for the Second Lien Agent to maintain possession of such funds, or shall make any claim or commence any action under any provision of any document, law or asserted legal right with respect to such amounts and specifically agree that such amounts may be used solely for the payment of Costs of the Project pursuant to the terms and conditions of this Accounts Agreement.

(ix)           The delivery of the proceeds of the Bonds, and the investment earnings thereon, to the Accounts Bank does not constitute delivery to or possession by the Borrower and the Borrower shall have no right of control over such funds other than to request disbursement thereof upon a valid Written Request (as defined in the Bond Indenture). No party to this Agreement shall assert, claim or seek a determination that such amounts constitute part of the bankrupt estate of the Borrower for bankruptcy or insolvency purposes. All amounts in the Bond Proceeds Sub-Account shall be held in trust for the benefit of the Second Lien Claimholders, subject to application to pay Costs of the Project as set forth in Section 4.02(b)(i).

(x)            Once all of the conditions in this Agreement and the relevant Bond Proceeds Withdrawal Certificate (other than execution of such certificate by the Second Lien Agent) to disbursement of funds from the Bond Proceeds Sub-Account have been satisfied, then the Second Lien Agent shall execute, and deliver to the Borrower and the Accounts Bank, such Bond Proceeds Withdrawal Certificate.

ARTICLE V

LIQUIDATED DAMAGES ACCOUNT

Section 5.01           Liquidated Damages Account. (a)  Payments into the Liquidated Damages Account. The Borrower shall cause all Delay Liquidated Damages received on or prior to the Conversion Date to be paid into the Liquidated Damages Account.

(b)        Withdrawals from the Liquidated Damages Account. (i)  Payment of Debt Service or Fixed Costs. Until (but not including) the Conversion Date, unless a Notice of Suspension is in effect or a Default or an Event of Default would occur as a result of any application of funds contemplated by this Section 5.01, the Borrower may, from time to time, submit a Liquidated Damages Transfer Certificate to the Accounts Bank to direct the transfer or withdrawal of funds standing to the credit of the Liquidated Damages Account to pay directly any amounts due and payable for (A) Debt Service or (B) fixed costs or other amounts, in each case that are due and owing and approved by the Administrative Agent and the Independent Engineer. In the event that the Borrower fails to deliver such a Liquidated Damages Transfer Certificate, the Collateral Agent, as directed in writing by the Administrative Agent, is hereby authorized to direct, in writing, the Accounts Bank (with a copy to the Borrower) to transfer or withdraw the amounts necessary to pay Debt Service, fixed costs or other amounts that are due and owing.

(ii)  Conversion Date. On the Conversion Date, the Accounts Bank shall, upon written direction from the Borrower or the Collateral Agent, transfer any funds on deposit in or standing to the credit of the Liquidated Damages Account to the Revenue Account.

ARTICLE VI

REVENUE ACCOUNT

Section 6.01           Revenue Account. (a) Payments into the Revenue Account. The Borrower shall cause the following amounts to be paid into the Revenue Account:

(i)            all Cash Flow;

(ii)           except as set forth in Section 13.01 (Extraordinary Proceeds Account), all proceeds from the sale or disposition of any assets of the Borrower;

(iii)          any other income received by or on behalf of the Borrower that is not required to be deposited in or credited to another Project Account, or applied directly to the Obligations, in accordance with this Accounts Agreement;

(iv)          any Delay Liquidated Damages received after the Conversion Date; and

(v)           amounts transferred to the Revenue Account pursuant to Section 2.06(e) (Funding of Loans) of the Credit Agreement, Section 5.01(b)(ii) (Withdrawals from the Liquidated Damages Account), Section 9.01(b) (Withdrawals from the Working Capital Reserve Account) or (c) (Excess Amount in Working Capital Reserve Account), Section 10.03 (Excess in Debt Service Reserve Account), Section 11.01(b) (Withdrawals from the Prepayment Holding Account), Section 13.01(b)(i)(A) (Withdrawals from the Extraordinary Proceeds Account – Asset Disposal) or (ii)(A) (Withdrawals from the Extraordinary Proceeds Account – Project Document Termination Payments) or Section 14.01(b)(iii) (Withdrawals from the Contingency Reserve Account).

(b)        Withdrawals from the Revenue Account Prior to Conversion Date. Until (but not including) the Conversion Date, unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of any application of funds contemplated by this Section 6.01(b), upon receipt of a Pre-Conversion Date Revenue Account Withdrawal Certificate duly executed by an Authorized Officer of the Borrower, the Accounts Bank shall, in accordance with the directions set forth therein, cause funds held in the Revenue Account to be withdrawn or transferred to pay the following amounts on the dates and at the priorities indicated below:

(i)            first, on each Monthly Date (or, in the case of amounts to pay Operation and Maintenance Expenses for the cost of corn, on any date), to the Operating Account, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate as required to pay Operation and Maintenance Expenses that, in each such case (other than Operation and Maintenance Expenses for the cost of corn), are or will become due and payable during the immediately succeeding calendar month; provided, that the aggregate amount of withdrawals (other than for amounts to pay Operation and Maintenance Expenses for the cost of corn and natural gas) pursuant to this priority first for all calendar months in such Fiscal Year (or, if the Closing Date occurred during such Fiscal Year, for all calendar months since the Closing Date), including amounts proposed to be drawn on such Monthly Date for the immediately succeeding calendar month, does not exceed the Permitted Budgeted Operating Expenses Level for such immediately succeeding calendar month, as certified by the Borrower in such Revenue Account Withdrawal Certificate;

(ii)           second, on each Monthly Date, to the Maintenance Capital Expense Account, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate as necessary to pay Maintenance Capital Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided that such transfer shall require the approval of the Independent Engineer if (A) such Maintenance Capital Expenses are incurred or to be incurred for compliance with any Environmental Law or other applicable Law and (I) would exceed five hundred thousand Dollars ($500,000) or (II) together with all previous transfers to the Maintenance Capital Expense Account pursuant to this clause (A) during the then current Fiscal Year (or, if the Closing Date occurred during the current Fiscal Year, since the Closing Date), would exceed, in the aggregate, one million Dollars ($1,000,000), or (B) such Maintenance Capital Expenses are for any other purpose and, taken together with all previous transfers to the Maintenance Capital Expense Account pursuant to this clause (B) during the then current Fiscal Year (or, if the Closing Date occurred during the current Fiscal Year, since the Closing Date), would exceed, in the aggregate, five hundred thousand Dollars ($500,000), as certified by the Borrower in such Revenue Account Withdrawal Certificate;

(iii)          third, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay Fees, costs and expenses then due and payable under the Financing Documents;

(iv)          fourth, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay any interest then due and payable under the Financing Documents and any fees, expenses or Net Swap Payments owing to any Interest Rate Protection Provider;

(v)           fifth, on each Monthly Date when due and payable, to the Administrative Agent, for the account of the Interest Rate Protection Providers, on a pro rata basis, the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as payments of Swap Termination Value then due and payable by the Borrower with respect to any Interest Rate Protection Agreements;

(vi)          sixth, on each Monthly Date, when required pursuant to Section 3.10(e)(ii) of the Credit Agreement, to the Administrative Agent in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate, as a payment of the Working Capital Loans to ensure that there are no outstanding Working Capital Loans for a period of ten (10) consecutive Business Days in each calendar year;

(vii)         seventh, on any date when required pursuant to Section 3.10(a)(v) or Section 3.10(e)(i) (Mandatory Prepayment) of the Credit Agreement, or otherwise at the option of the Borrower pursuant to Section 3.09(d)(ii) (Optional Prepayment) of the Credit Agreement, to the Administrative Agent in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Working Capital Loans;

(viii)        eighth, on each Monthly Date, to the Working Capital Reserve Account, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as equal to the difference between

(A) the Working Capital Reserve Required Amount and (B) the funds on deposit in or standing to the credit of the Working Capital Reserve Account on such Monthly Date;

(ix)           ninth, on each Monthly Date, to the Contingency Reserve Account, the amount specified in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as shall cause the amount on deposit in the Contingency Reserve Account to equal the Contingency Reserve Required Amount at such time;

(x)            tenth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in an amount certified by the Borrower in such Revenue Account Withdrawal Certificate, which amount shall not exceed fifty percent (50%) of the funds remaining after priority ninth above, to the Persons or accounts specified in such Revenue Account Withdrawal Certificate (including, if required to be paid directly to any taxing authority, to such taxing authority), for payment of any Permitted Tax Distribution;

(xi)           eleventh, on each Quarterly Payment Date, to the Administrative Agent, all remaining amounts after priority tenth, as certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Construction Loans in accordance with Section 3.10(b)(i) (Mandatory Prepayment) of the Credit Agreement, provided that the aggregate prepayments pursuant to this priority eleventh shall not exceed twenty-nine million Dollars ($29,000,000); and

(xii)          twelfth, on each Quarterly Payment Date, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, as a prepayment of the Construction Loans in accordance with Section 3.10(b)(i) (Mandatory Prepayment) of the Credit Agreement and, provided that no Default or Event of

Default has occurred and is continuing, for distribution to the Pledgors, in amounts such that the ratio of Aggregate Pre-Conversion Cash Sweeps to Aggregate Pre-Conversion Distributions is equal to 60:40, provided, that if sufficient amounts are not available at this priority for prepayment of the Construction Loans in order for such ratio to be achieved, then all such amounts shall be applied as a prepayment of the Construction Loans in accordance with Section 3.10(b)(i) (Mandatory Prepayment) of the Credit Agreement.

(c)         Withdrawals from the Revenue Account On and After the Conversion Date. Commencing on (and including) the Conversion Date, unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of any application of funds contemplated by this Section 6.01(c), upon receipt of a Post-Conversion Date Revenue Account Withdrawal Certificate duly executed by an Authorized Officer of the Borrower, the Accounts Bank shall, in accordance with the directions set forth therein, cause funds held in the Revenue Account to be withdrawn or transferred to pay the following amounts on the dates and at the priorities indicated below:

(i)            first, on each Monthly Date (or, in the case of amounts to pay Operation and Maintenance Expenses for the cost of corn, on any date), to the Operating Account, the amount certified by the Borrower in such Revenue Account Withdrawal Certificate as required to pay Operation and Maintenance Expenses that, in each such case (other than Operation and Maintenance Expenses for the cost of corn), are or will become due and payable during the immediately succeeding calendar month; provided, that the aggregate amount of withdrawals (other than for amounts to pay Operation and Maintenance Expenses for the cost of corn and natural gas) pursuant to this priority first and to priority first of Section 6.01(b) for all calendar months in such Fiscal Year (or, if the Closing Date occurred during such Fiscal Year, for all calendar months since the Closing Date), including amounts proposed to be drawn on such Monthly Date for the immediately succeeding calendar month, does not exceed the Permitted Budgeted Operating Expenses Level for such immediately succeeding calendar month, as certified by the Borrower in such Revenue Account Withdrawal Certificate;

(ii)           second, on each Monthly Date, to the Maintenance Capital Expense Account, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate as necessary to pay Maintenance Capital Expenses that, in each such case, are or will become due and payable during the immediately succeeding calendar month; provided that such transfer shall require the approval of the Independent Engineer if (A) such Maintenance Capital Expenses are incurred or to be incurred for compliance with any Environmental Law or other applicable Law and (I) would exceed five hundred thousand Dollars ($500,000) or (II) together with all previous transfers to the Maintenance Capital Expense Account pursuant to this clause (A) during the then current Fiscal Year, would exceed, in the aggregate, one million Dollars ($1,000,000), or (B) such Maintenance Capital Expenses are for any other purpose and, taken together with all previous transfers to the Maintenance Capital Expense Account pursuant to this clause (B) during the then current Fiscal Year, would exceed, in the aggregate, five hundred thousand Dollars ($500,000), as certified by the Borrower in such Revenue Account Withdrawal Certificate;

(iii)          third, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay Fees, costs and expenses then due and payable under the Financing Documents;

(iv)          fourth, on any date when due and payable, to the Administrative Agent, for the account of the Senior Secured Parties, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as necessary to pay any interest then due and payable under the Financing Documents and any fees, expenses or Net Swap Payments owing to any Interest Rate Protection Provider;

(v)           fifth, on each Monthly Date, when required pursuant to Section 3.10(e)(ii) of the Credit Agreement, to the Administrative Agent in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate, as a payment of the Working Capital Loans to ensure that there are no outstanding Working Capital Loans for a period of ten (10) consecutive Business Days in each calendar year;

(vi)          sixth, on any date when required pursuant to Section 3.10(a)(v) or Section 3.10(e)(i) (Mandatory Prepayment) of the Credit Agreement, or otherwise at the option of the Borrower pursuant to Section 3.09(d)(ii) (Optional Prepayment) of the Credit Agreement, to the Administrative Agent in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Working Capital Loans;

(vii)         seventh, on each Quarterly Payment Date, to pay to the Administrative Agent, for the account of the Senior Secured Parties, on a pro rata basis, the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as (A) principal amounts due and payable with respect to the Term Loans and, on the Working Capital Loan Maturity Date, with respect to the Working Capital Loans, (B) payments of Swap Termination Value then due and payable by the Borrower with respect to any Interest Rate Protection Agreements;

(viii)        eighth, on each Monthly Date, to the Working Capital Reserve Account, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as equal to the difference between (A) the Working Capital Reserve Required Amount and (B) the funds on deposit in or standing to the credit of the Working Capital Reserve Account on such Monthly Date;

(ix)           ninth, on each Monthly Date, to the Debt Service Reserve Account, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as equal to the difference between (A) the Debt Service Reserve Required Amount and (B) the funds on deposit in or standing to the credit of the Debt Service Reserve Account (including the Stated Amount of any Debt Service Reserve Letter of Credit) on such Monthly Date;

(x)            tenth, on each Monthly Date until the expiration of the Warranty Period, to the Contingency Reserve Account, the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent as shall cause the amount on deposit in the Contingency Reserve Account to equal the Contingency Reserve Required Amount at such time;

(xi)           eleventh, provided that no Material Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, to the Second Lien Agent, for the account of the Second Lien Claimholders, in the amount certified in writing by the Borrower (with a copy to the Administrative Agent and the Second Lien Agent) as Current Priority Subordinated Interest for the Quarterly Period ending on such Quarterly Payment Date;

(xii)          twelfth, once the Pre-Conversion Prepayment Target has been achieved, on each Quarterly Payment Date, to the Administrative Agent in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Term Loans in accordance with Section 3.10(b)(ii) (Mandatory Prepayment) of the Credit Agreement in an amount equal to sixty percent (60%) of the cash remaining in the Revenue Account after the transfer required (if any) pursuant to priority eleventh;

(xiii)         thirteenth, only after the Notice of Security Discharge Date has been delivered, on each January 1 and July 1, to the Second Lien Agent, for the account of the Second Lien Claimholders, on a pro rata basis, as and in the amount certified in writing by the Borrower as principal amounts due and payable with respect to the Subordinated Debt;

(xiv)        fourteenth, provided that no Default or Event of Default has occurred and is continuing, on each Quarterly Payment Date, in an amount certified by the Borrower in such Revenue Account Withdrawal Certificate to the Persons or accounts specified in such Revenue Account Withdrawal Certificate (including, if required to be paid directly to any taxing authority, to such taxing authority) for payment of any Permitted Tax Distribution, provided that prior to achievement of the Pre-Conversion Prepayment Target no more than 50% of the cash available at this priority fourteenth shall be applied for such Permitted Tax Distribution;

(xv)         fifteenth, to the Administrative Agent in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent:

(A)      on each Quarterly Payment Date until the Pre-Conversion Prepayment Target has been achieved, for application as a prepayment of the Term Loans in accordance with Section 3.10(b)(ii) (Mandatory Prepayment) of the Credit Agreement in an amount equal to the cash remaining in the Revenue Account after the transfer required (if any) pursuant to priority fourteenth, provided that the aggregate prepayments pursuant to priority eleventh of Section 6.01(b) and this priority fifteenth shall not exceed twenty-nine million Dollars ($29,000,000), and

(B)       on the date on which the Pre-Conversion Prepayment Target is achieved, for application as a prepayment of the Term Loans in an amount equal to 60% of the cash remaining in the Revenue Account after the transfer required (if any) pursuant to subsection (A) above;

(xvi)        sixteenth, on each Quarterly Payment Date, to the Administrative Agent, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, for application as a prepayment of the Term Loans in accordance with Section 3.10(b)(ii) (Mandatory Prepayment) of the Credit Agreement in an amount such that after such prepayment the then-outstanding principal amount of the Term Loans is equal to the Target Balance Amount for such Quarterly Payment Date;

(xvii)       seventeenth, on each Quarterly Payment Date (A) if the Historical Debt Service Coverage Ratio as of such Quarterly Payment Date is less than 1.5:1.0, to the Administrative Agent, all amounts on deposit in or standing to the credit of the Revenue Account after the transfer required to be made pursuant to priority sixteenth, for application as a prepayment of the Term Loans in accordance with Section 3.10(c) (Mandatory Prepayment) of the Credit Agreement, as certified by the Borrower in such Revenue Account Withdrawal Certificate or instructed in writing to the Accounts Bank by the Administrative Agent, or (B) if the Historical Debt Service Coverage Ratio as of such Quarterly Payment Date is greater than or equal to 1.5:1.0 and the Prospective Debt Service Coverage Ratio as of such Quarterly Payment Date is less than 1.5:1.0, as certified by the Borrower in such Revenue Account Withdrawal Certificate or instructed in writing to the Accounts Bank by the Administrative Agent, to the Prepayment Holding Account, all amounts on deposit in or standing to the credit of the Revenue Account after the transfer required pursuant to priority sixteenth;

(xviii)      eighteenth, only after the Notice of Security Discharge Date, on each January 1 and July 1, to the Second Lien Agent, for the account of the Second Lien Claimholders, on a pro rata basis, as and in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate to fund the Bond Revenue Fund, which amount shall be an amount certified by the Borrower;

(xix)         nineteenth, on each Quarterly Payment Date, subject to the satisfaction of the conditions set forth in Section 7.02(s) (Negative Covenants - Restricted Payments) of the Credit Agreement, in the amount certified by an Authorized Officer of the Borrower in the Restricted Payment Certificate, to the Persons or accounts specified in the Restricted Payment Certificate, for the payment of interest, fees, expenses and other amounts (including amounts to replenish the Bond Debt Service Reserve Fund or the “Rebate Fund” (as defined in the Bond Indenture) pursuant to the Bond Indenture) then due and owing with respect to the Subordinated Debt; and

(xx)          twentieth, subject to the satisfaction of the conditions set forth in Section 7.02(s) (Negative Covenants—Restricted Payments) of the Credit Agreement, on, or within thirty (30) days following, each Quarterly Payment Date, as and in the amount certified by an Authorized Officer of the Borrower in a Restricted Payment Certificate.

ARTICLE VII

OPERATING ACCOUNT

Section 7.01           Operating Account. (a)  Payments into the Operating Account. Funds shall be deposited into the Operating Account pursuant to priority first of Section 6.01(b) (Revenue Account) and priority first of Section 6.01(c) (Revenue Account).

(b)        Withdrawals from the Operating Account. Unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of any application of funds contemplated hereby, and so long as adequate funds are then available in the Operating Account, the Borrower:

(i)            may, by written instruction to the Accounts Bank (with a copy to the Collateral Agent and the Administrative Agent), withdraw or transfer funds from the Operating Account from time to time as may be necessary to pay directly any amounts owed by the Borrower for Operation and Maintenance Expenses; and

(ii)           may direct the transfer of funds from time to time to the Local Accounts, with respect to which a Blocked Account Agreement has been executed and is in full force and effect, by delivery of an Operating Account Withdrawal Certificate to the Accounts Bank.

(c)         The Borrower shall ensure that the funds on deposit in and standing to the credit of all Local Accounts do not exceed, in the aggregate at any one time, two hundred thousand Dollars ($200,000).

ARTICLE VIII

MAINTENANCE CAPITAL EXPENSE ACCOUNT

Section 8.01           Maintenance Capital Expense Account. (a) Payments into the Maintenance Capital Expense Account. Funds shall be deposited into the Maintenance Capital Expense Account pursuant to priority second of Section 6.01(b) (Revenue Account) and priority second of Section 6.01(c) (Revenue Account).

(b)        Withdrawals from the Maintenance Capital Expense Account. Unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of any application of funds contemplated hereby, and so long as adequate funds are then available in the Maintenance Capital Expense Account, the Borrower may, by written instruction to the Accounts Bank (with a copy to the Administrative Agent), withdraw or transfer funds from the Maintenance Capital Expense Account from time to time as may be necessary to pay directly any amounts owed by the Borrower for Maintenance Capital Expenses in accordance with the most recent Revenue Account Withdrawal Certificate.

ARTICLE IX

WORKING CAPITAL RESERVE ACCOUNT

Section 9.01           Working Capital Reserve Account. (a)  Payments into the Working Capital Reserve Account. Funds shall be deposited into the Working Capital Reserve Account in accordance with priority eighth of Section 6.01(b) (Revenue Account), priority eighth of Section 6.01(c) (Revenue Account), priority third of Section 3.09(d)(ii) (Optional Prepayment) of the Credit Agreement and priority fourth of Section 3.10(g) (Mandatory Prepayment) of the Credit Agreement. Amounts deposited into the Working Capital Reserve Account pursuant to priority second of Section 3.09(d)(ii) (Optional Prepayment) of the Credit Agreement and priority third of

Section 3.10(g) (Mandatory Prepayment) of the Credit Agreement shall be deposited into the LC Cash Collateral Sub-Account.

(b)        Withdrawals from the Working Capital Reserve Account. Unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of any application of funds contemplated hereby, the Borrower may direct, by delivery of a Working Capital Reserve Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer or withdrawal of amounts standing to the credit of the Working Capital Reserve Account (other than amounts standing to the credit of the LC Cash Collateral Sub-Account) to the Revenue Account for:

(i)            amounts due and owing for Operation and Maintenance Expenses, as certified by the Borrower in such Working Capital Reserve Transfer Certificate, but only to the extent that adequate funds are not available for the payment of such Operation and Maintenance Expenses in the Operating Account.

(ii)           amounts due and owing for Maintenance Capital Expenses, as certified by the Borrower in such Working Capital Reserve Transfer Certificate, but only to the extent that adequate funds are not available for the payment of such Maintenance Capital Expenses in the Maintenance Capital Expense Account.

(c)         Excess Amount in Working Capital Reserve. If, on any Quarterly Payment Date, the funds on deposit in or standing to the credit of the Working Capital Reserve Account (other than amounts standing to the credit of the LC Cash Collateral Sub-Account) are in excess of the Working Capital Reserve Required Amount, unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of such transfer, the Borrower may direct, by delivery of a Working Capital Reserve Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer to the Revenue Account of an amount equal to the difference between (x) the aggregate amount of all funds on deposit in or standing to the credit of the Working Capital Reserve Account and (y) the Working Capital Reserve Required Amount, as certified by the Borrower and confirmed by the Administrative Agent in such Working Capital Reserve Transfer Certificate.

(d)           Following the funding of the LC Cash Collateral Sub-Account, the Borrower or the Administrative Agent may direct in writing, in the case of the Borrower by delivery of a Working Capital Reserve Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer of amounts standing to the credit of the LC Cash Collateral Sub-Account to pay to the Administrative Agent, for the account of the Working Capital Lenders, the amount of any Working Capital Loans resulting from draws on the Letters of Credit.

(e)         If at any time the amounts standing to the credit of the LC Cash Collateral Sub-Account are in excess of the aggregate Maximum Available Amounts under all Letters of Credit then outstanding, the Borrower may direct, by delivery of a Working Capital Reserve Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer to the Revenue Account of an amount equal to the difference between (x) the aggregate total amount of all funds on deposit in or standing to the credit of the LC Cash Collateral Sub-Account and (y) the aggregate of all such Maximum Available Amounts, as certified by the Borrower and confirmed by the Administrative Agent in such Working Capital Reserve Transfer Certificate.

ARTICLE X

DEBT SERVICE RESERVE ACCOUNT

Section 10.01         Debt Service Reserve Account. (a)  Payments into the Debt Service Reserve Account. Funds shall be deposited into the Debt Service Reserve Account:

(i)            on the Conversion Date, pursuant to priority first of Section 2.06(e) (Funding of Loans) of the Credit Agreement; and

(ii)           pursuant to priority ninth of Section 6.01(c)(Revenue Account).

provided that, notwithstanding the foregoing, in lieu of cash, the Borrower may cause to be delivered to the Accounts Bank one or more Debt Service Reserve Letters of Credit (each of which shall be accompanied by a Debt Service LC Waiver Letter), the Stated Amounts of which shall be credited to the Debt Service Reserve Account.

(b)        Withdrawals from the Debt Service Reserve Account. On any date when the amounts available at priorities third, fourth and seventh as set forth in Section 6.01(c) (Revenue Account) are insufficient to pay Debt Service then due and owing, the Accounts Bank shall (upon written notification from the Borrower or the Administrative Agent, with a copy to the Administrative Agent or the Borrower, as applicable, setting forth the amount of such shortfall) withdraw funds from the Debt Service Reserve Account to pay to the Administrative Agent, for the account of the Senior Secured Parties, the amount of such shortfall of the Debt Service then due and payable, which funds shall be applied by the Administrative Agent in the order of priority set forth in priorities third, fourth and seventh in Section 6.01(c) (Revenue Account). The Accounts Bank shall promptly notify the Administrative Agent and the Collateral Agent if, at any time, there are insufficient funds (without taking into account any Debt Service Reserve Letters of Credit) standing to the credit of the Debt Service Reserve Account to make the payments required under this Section 10.01(b).

Section 10.02         Debt Service Letter of Credit. Upon the written instruction of the Administrative Agent (which will promptly thereafter send a copy of such instruction to the Borrower), the Collateral Agent shall make a demand in accordance with the provisions of each Debt Service Reserve Letter of Credit, draw all or a portion of the Stated Amount of any Debt Service Reserve Letter of Credit that has been delivered in accordance with this Accounts Agreement, and deposit the funds received into the Debt Service Reserve Account. The Administrative Agent shall instruct the Collateral Agent to make such demand:

(a)         if amounts are required to be withdrawn from the Debt Service Reserve Account pursuant to Section 10.01(b), and the amounts to be so withdrawn exceed the funds, not including the aggregate Stated Amounts of the Debt Service Reserve Letters of Credit standing to the credit of the Debt Service Reserve Account, in the amount necessary to make the payments of Debt Service then due and payable;

(b)        in full, if the commercial bank that issued such Debt Service Reserve Letter of Credit is no longer an Acceptable Bank; or

(c)         in full, if (A) no less than thirty (30) days prior to the expiry date of each such Debt Service Reserve Letter of Credit, the Collateral Agent has not received notice from the issuing bank that it will extend such expiry date or renew such Debt Service Reserve Letter of Credit and no substitute or replacement letter of credit satisfying the requirements of a “Debt Service Reserve Letter of Credit” has been delivered to the Collateral Agent to replace the Stated Amount of such expiring Debt Service Reserve Letter of Credit and (B) excluding the Stated Amount of such Debt Service Reserve Letter of Credit and the Stated Amount of any other Debt Service Reserve Letter of Credit that similarly could be drawn, an amount equal to the Debt Service Reserve Required Amount is not on deposit in or standing to the credit of the Debt Service Reserve Account on the date of such drawing.

Section 10.03         Excess in Debt Service Reserve Account. If, on any Quarterly Payment Date, the funds on deposit in or standing to the credit of the Debt Service Reserve Account (taking into account the Stated Amounts of any Debt Service Reserve Letters of Credit standing to the credit of the Debt Service Reserve Account) are in excess of the Debt Service Reserve Required Amount, unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of such transfer, the Borrower may direct, by delivery of a Debt Service Reserve Release Certificate to the Accounts Bank (with a copy to the Administrative Agent), the transfer to the Revenue Account of an amount equal to the difference between (x) the aggregate total amount of all funds on deposit in or standing to the credit of the Debt Service Reserve Account (taking into account the Stated Amounts of any Debt Service Reserve Letters of Credit standing to the credit of the Debt Service Reserve Account) and (y) the Debt Service Reserve Required Amount, as certified by the Borrower and confirmed by the Administrative Agent in such Debt Service Reserve Release Certificate; provided, that if such difference is positive due to the posting of a Debt Service Reserve Letter of Credit to the Debt Service Reserve Account to replace or substitute for cash then on deposit, such amount may be distributed directly to any Pledgor or such other Affiliate of the Borrower who provided such Debt Service Reserve Letter of Credit (and such distribution shall not be treated as a Restricted Payment for purposes of this Accounts Agreement).

ARTICLE XI

PREPAYMENT HOLDING ACCOUNT

Section 11.01         Prepayment Holding Account. (a)  Payments into the Prepayment Holding Account. Funds shall be deposited into the Prepayment Holding Account pursuant to priority seventeenth of Section 6.01(c) (Revenue Account).

(b)        Withdrawals from the Prepayment Holding Account. The Accounts Bank shall withdraw funds from the Prepayment Holding Account upon receipt of written instructions from the Borrower or the Administrative Agent in accordance with the terms set forth below.

(i)            Excess Amounts in Prepayment Holding Account. If, on any Quarterly Payment Date, each of the Historical Debt Service Coverage Ratio and the Prospective Debt Service Coverage Ratio are greater than or equal to 1.5:1.0 then, subject to the satisfaction of the conditions set forth in Section 7.02(s) (Negative Covenants - Restricted Payments) of the Credit Agreement, the Borrower may submit a Restricted Payment Certificate to the Accounts Bank directing the transfer of amounts on deposit in and standing to the credit of the Prepayment Holding Account for deposit into the Revenue Account.

(ii)           Mandatory Prepayment. If, on any Quarterly Payment Date, the Historical Debt Service Coverage Ratio is less than 1.5:1.0 then all amounts on deposit in and standing to the credit of the Prepayment Holding Account shall, upon the written instruction of the Borrower or the Administrative Agent, be paid to the Administrative Agent, for the account of the Lenders, in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate or otherwise instructed in writing to the Accounts Bank by the Administrative Agent, as a prepayment of the Term Loans (as defined in the Credit Agreement) in accordance with Section 3.10(c) (Mandatory Prepayment) of the Credit Agreement.

(iii)          Optional Prepayment. On any Interest Payment Date, any amounts on deposit in and standing to the credit of the Prepayment Holding Account may, at the sole option and upon the written instruction of the Borrower, be paid to the Administrative Agent for the account of the Lenders, as a prepayment of the Loans in the amount certified by the Borrower in such Revenue Account Withdrawal Certificate, in accordance with Section 3.09 (Optional Prepayment) of the Credit Agreement.

ARTICLE XII

INSURANCE AND CONDEMNATION PROCEEDS ACCOUNTS

Section 12.01         Insurance and Condemnation Proceeds Accounts. (a)  Payments into the Insurance and Condemnation Proceeds Accounts. Until the Security Discharge Date, the Borrower shall cause all Insurance Proceeds and all Condemnation Proceeds with respect to any Aberdeen Plant to be deposited in or credited to the Aberdeen Insurance and Condemnation Proceeds Account, and with respect to the Huron Plant to be deposited in or credited to the Huron Insurance and Condemnation Proceeds Account.

(b)        Withdrawals from the Insurance and Condemnation Proceeds Accounts. The Borrower shall not make, direct, or request the Accounts Bank to make, any withdrawals from any Insurance and Condemnation Proceeds Account except as permitted by this Article XII and provided that no Notice of Suspension has been delivered that has not been withdrawn and no Default or Event of Default would occur as a result of such transfer or withdrawal.

(c)         Amounts of $2,500,000 or Less. The Borrower may apply any Insurance Proceeds and Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts less than or equal to two million five hundred thousand Dollars ($2,500,000) arising from any one claim or any series of claims relating to the same occurrence directly for the replacement or repair of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate; provided, that the Borrower delivers to the Administrative Agent and the Accounts Bank, no fewer than five (5) Business Days in advance of any such proposed transfers or withdrawals from such Insurance and Condemnation Proceeds Account, an Insurance and Condemnation Proceeds Request Certificate setting forth proposed instructions for such withdrawals or transfers. An Authorized Officer of the Borrower shall certify that each Insurance and Condemnation Proceeds Request Certificate is being delivered, and the withdrawals specified therein are being directed, in accordance with this Accounts Agreement and the other Transaction Documents, and shall also certify that the directed withdrawals or transfers will be used exclusively for repair or replacement of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate.

(d)        Amounts in Excess of $2,500,000 but not Exceeding $15,000,000. Any Insurance Proceeds and Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts greater than two million five hundred thousand Dollars ($2,500,000) but less than or equal to fifteen million Dollars ($15,000,000) arising from any one claim or any series of claims relating to the same occurrence shall:

(i)            be applied for repair or replacement of damaged assets to which such Insurance Proceeds or Condemnation Proceeds, as the case may be, relate in accordance with the Borrower’s direction in an Insurance and Condemnation Proceeds Request Certificate delivered to the Administrative Agent and the Accounts Bank if, within sixty (60) days after the occurrence of the Casualty Event or Event of Taking (or such later date as may be acceptable to the Administrative Agent) giving rise to such proceeds, the Borrower delivers a Restoration or Replacement Plan to the Administrative Agent and the Independent Engineer with respect to such Casualty Event or Event of Taking that is based upon, and accompanied by, each of the following:

(A)      a description of the nature and extent of such Casualty Event or Event of Taking, as the case may be;

(B)       a bona fide assessment (from a contractor chosen by the Borrower and reasonably acceptable to the Independent Engineer) of the estimated cost and time needed to restore or replace the Project to substantially the same value and general performance capability as prior to such event;

(C)       reasonably satisfactory evidence that such Insurance Proceeds or Condemnation Proceeds, as the case may be, are sufficient to make the necessary restorations or replacements;

(D)       a certificate of an Authorized Officer of the Borrower certifying that (1) all work contemplated to be done under the Restoration or Replacement Plan is reasonably expected to be done within the time periods, if any, required under any Project Document; (2) all Governmental Approvals necessary to perform the work have been obtained (or are reasonably expected to be obtained without undue delay); and (3) the Project once repaired/restored will continue to perform at the annual levels set forth in the then-current Operating Budget with respect to production volume, yield and utility consumption (or other levels approved by the Required Lenders);

(E)       the Casualty Event or Event of Taking, as the case may be (including the non-operation of the Project during any period of repair or restoration) has not resulted or would not reasonably be expected to result in a default giving rise to a termination of, or a materially adverse modification of, one or more of the Governmental Approvals or Project Documents (or, in the case of a default giving rise to a termination of a Project Document, an agreement replacing such Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Required Lenders, is entered into (together with all applicable Ancillary Documents) within forty-five (45) days thereof (or, such termination could not reasonably be expected to result in a Material Adverse Effect, within sixty (60) days thereof));

(F)       after taking into consideration the availability of such Insurance Proceeds or Condemnation Proceeds, as applicable, and Business Interruption Insurance Proceeds and any additional funded equity contributions for the purpose of covering such costs, there will be adequate amounts available to pay all ongoing expenses including Debt Service during the period of repair or restoration;

(G)       construction contractors and vendors of recognized skill, reputation and creditworthiness and reasonably acceptable to the Administrative Agent and the Independent Engineer have executed reconstruction contracts, purchase orders or similar arrangements for the repair, rebuilding or restoration on terms and conditions reasonably acceptable to the Administrative Agent and the Independent Engineer; and

(H)       a confirmation by the Independent Engineer of its agreement with the matters set forth in Section 12.01(d)(i)(A)-(G) and its approval of such Restoration or Replacement Plan, which approval will not be unreasonably withheld, conditioned or delayed; or

(ii)           Mandatory Prepayment. If (A) the Borrower does not deliver such Restoration or Replacement Plan and the accompanying deliveries referred to in Section 12.01(d)(i) within such sixty (60) day period, or (B) after such Restoration or Replacement Plan is effected, there are excess Insurance Proceeds or Condemnation Proceeds, as the case may be, on deposit in or standing to the credit of such Insurance and Condemnation Proceeds Account, the Accounts Bank shall on the next succeeding Quarterly Payment Date thereafter, upon the written instruction of the Borrower or the Administrative Agent, transfer to the Administrative Agent, for the account of the Lenders, an amount equal to such Insurance Proceeds or Condemnation Proceeds, as the case may be, for mandatory prepayment of the Loans in accordance with Section 3.10(a)(i) or (ii) (as applicable) (Mandatory Prepayment) of the Credit Agreement.

(e)         Amounts Exceeding $15,000,000. Any Insurance Proceeds or Condemnation Proceeds deposited into any Insurance and Condemnation Proceeds Account in amounts greater than fifteen million Dollars ($15,000,000) arising from any one claim or any series of claims relating to the same occurrence shall be applied, at the written instruction of the Administrative Agent, to the Administrative Agent to prepay the Loans or for repair or replacement of damaged assets, as determined by the Required Lenders in their sole discretion.

ARTICLE XIII

EXTRAORDINARY PROCEEDS ACCOUNT

Section 13.01         Extraordinary Proceeds Account. (a)  Payments into the Extraordinary Proceeds Account. Until the Security Discharge Date, the Borrower shall cause (i) all proceeds of asset disposals (other than proceeds from the sale of Products) that will not be used for replacement in accordance with Section 7.02(f)(i) (Negative Covenants — Asset Dispositions) of the Credit Agreement and (ii) all Project Document Termination Payments to be deposited into the Extraordinary Proceeds Account.

(b)        Withdrawals from the Extraordinary Proceeds Account. (i)  Asset Disposal. If at any time proceeds of an asset disposal are deposited into the Extraordinary Proceeds Account, then on any Quarterly Payment Date:

(A)      if such proceeds are in an amount in the aggregate of less than three million Dollars ($3,000,000) (taken together with any other proceeds of asset disposals deposited in the Extraordinary Proceeds Account during the then-current Fiscal Year) the Borrower may submit an Extraordinary Proceeds Release Certificate to the Accounts Bank, certified by an Authorized Officer of the Borrower, directing the transfer of such funds to the Revenue Account; and

(B)       if such proceeds are in an amount equal to or greater than three million Dollars ($3,000,000) (taken together with any other proceeds of asset disposals deposited in the Extraordinary Proceeds Account during the then-current Fiscal Year), such amounts in excess of three million Dollars ($3,000,000) shall be transferred, upon the written instruction of the Borrower or the Administrative Agent, to the Administrative Agent for application as a prepayment of the Loans in accordance with Section 3.10(a)(iv) (Mandatory Prepayment) of the Credit Agreement.

(ii)           Project Document Termination Payments. If at any time Project Document Termination Payments are deposited into the Extraordinary Proceeds Account, then on any Quarterly Payment Date:

(A)      if such Project Document Termination Payments are in an amount in the aggregate of less than three million Dollars ($3,000,000) (taken together with any other Project Document Termination Payments received during the then-current Fiscal Year), the Borrower may submit an Extraordinary Proceeds Release Certificate to the Accounts Bank, certified by an Authorized Officer of the Borrower, directing the transfer of such Project Document Termination Payments to the Revenue Account; and

(B)       if such Project Document Termination Payments are in an amount equal to or greater than three million Dollars ($3,000,000) (taken together with any other Project Document Termination Payments received during the then-current Fiscal Year), such amounts in excess of three million Dollars ($3,000,000) shall be transferred, upon the written instruction of the Borrower or the Administrative Agent, to the Administrative Agent for application as a prepayment of the Loans in accordance with Section 3.10(a)(iii) (Mandatory Prepayment) of the Credit Agreement.

ARTICLE XIV

CONTINGENCY RESERVE ACCOUNT

Section 14.01         Contingency Reserve Account. (a) Payments into the Contingency Reserve Account. Funds shall be deposited into the Contingency Reserve Account pursuant to priority ninth of Section 6.01(b) (Revenue Account) and priority third of Section 2.06(e) (Funding of Loans) of the Credit Agreement,

(b)        Withdrawals from the Contingency Reserve Account. Unless a Notice of Suspension is in effect or a Default or Event of Default would occur as a result of any application of funds contemplated hereby, the Borrower may direct, by delivery of a Contingency Reserve Transfer Certificate to the Accounts Bank (with a copy to the Administrative Agent) or the Administrative Agent may direct the Accounts Bank to transfer or withdraw amounts standing to the credit of the Contingency Reserve Account in accordance with the terms below.

(i)            Project Costs. If, prior to the Conversion Date, at any time from time to time, sufficient amounts are not available in the Construction Budget to pay Project Costs then due and owing, then funds may be transferred from the Contingency Reserve Account to the Construction Account to pay Project Costs, as certified by an Authorized Officer of the Borrower in such Contingency Reserve Transfer Certificate or such written instruction by the Administrative Agent.

(ii)           Conversion Date. On the Conversion Date, funds on deposit in the Contingency Reserve Account that are in excess of the Contingency Reserve Required Amount at such time, as certified by an Authorized Officer of the Borrower in such Contingency Reserve Transfer Certificate or such written instruction by the Administrative Agent, (A) upon written notice of either Borrower or Administrative Agent, shall be applied to fund the Debt Service Reserve Account in an amount such that the amount on deposit therein is equal to the Debt Service Reserve Required Amount, and (B) after the application of amounts set forth in clause (A), if any, shall be deposited into the Revenue Account for application in accordance with the priorities set forth in Section 6.01(c) (Revenue Account).

(iii)          Warranty Period.

(A)      At any time during the Warranty Period, funds on deposit in the Contingency Reserve Account may be withdrawn from the Contingency Reserve Account to pay for Warranty Work, as certified by an Authorized Officer of the Borrower in such Contingency Reserve Transfer Certificate; provided that prior written consent of the Independent Engineer shall be required if the amount withdrawn, individually or in the aggregate relating to the same Warranty Work, exceeds five hundred thousand Dollars ($500,000).

(B)       Upon expiration of the Warranty Period (as defined in the Credit Agreement), any remaining funds on deposit in the Contingency Reserve Accounts shall be transferred to the Revenue Account, as certified by an Authorized Officer of the Borrower in such Contingency Reserve Transfer Certificate or such written instruction by the Administrative Agent.

ARTICLE XV

GENERAL PROVISIONS RELATING TO THE PROJECT ACCOUNTS

Section 15.01         No Security Interests. The Borrower shall not at any time create or permit to subsist any Lien (other than (a) until the Security Discharge Date, first-priority Liens in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, arising under this Accounts Agreement or the other Security Documents, (b) second-priority Liens in favor of the Second Lien Agent, for the benefit of the Second Lien Claimholders, arising under this Accounts Agreement or the Bond Collateral Documents, and (c) Permitted Liens) on all or any part of any of the Project Accounts or the Account Collateral, or assign, transfer or otherwise dispose of all or any part of its right or title to any of the Project Accounts or the Account Collateral other than in accordance with, or as permitted by, the terms of this Accounts Agreement, or the other Financing Documents.

Section 15.02         Borrower Acknowledgments.  (a) The Borrower acknowledges that neither any insufficiency of funds in the Project Accounts (or any of them), nor any inability to apply any funds in the Project Accounts (or any of them) against any or all amounts owing under the Credit Agreement or the Subordinated Loan Agreement, or any other Financing Document or Subordinated Debt Document, shall at any time limit, reduce or otherwise affect the Borrower’s Obligations under the Credit Agreement or any other Financing Document, or the Borrower’s obligations under the Subordinated Loan Agreement or any other Subordinated Debt Document.

(b)        Each party to this Accounts Agreement acknowledges that none of the Accounts Bank, the Collateral Agent or any other Senior Secured Party, or the Second Lien Agent or any Second Lien Claimholder, shall incur any obligation or liability in circumstances where there are insufficient funds deposited in or credited to any Project Account to make a payment in full that would otherwise have been made pursuant to the terms of this Accounts Agreement, except (in the case of the Accounts Bank) to the extent that the loss arises directly from the Accounts Bank’s gross negligence or willful misconduct.

Section 15.03         Further Assurances. (a) The Borrower shall, at any time and from time to time at the first demand of the Accounts Bank or the Collateral Agent and at the sole cost and expense of the Borrower, promptly and duly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary or required under applicable Law or that the Accounts Bank or the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted hereunder or to enable each of the Accounts Bank, the Collateral Agent, on behalf of the Senior Secured Parties, to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral.

(b)        Without limiting the generality of the foregoing, the Borrower will promptly, with respect to the Account Collateral:

(i)            execute or authenticate and file such UCC financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Accounts Bank, the Collateral Agent or the Administrative Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereunder;

(ii)           take all action necessary to ensure that the Collateral Agent, for the benefit of the Senior Secured Parties, has control of the Account Collateral as provided in Sections 8-106, 9-104, 9-106 and any other applicable Section of the UCC;

(iii)          take all action necessary to ensure that the Collateral Agent, for the benefit of the Senior Secured Parties, has a first-priority perfected security interest in all Account Collateral described in Section 2.07 (Grant of First-Priority Security Interest) under the laws of the jurisdiction in which the Borrower is located (within the meaning of Section 9-307 of the UCC);

(iv)          deliver to the Collateral Agent or the Administrative Agent evidence that all other action that the Accounts Bank, the Administrative Agent or the Collateral Agent may deem reasonably necessary in order to perfect and protect the security interest created by the Borrower under this Accounts Agreement has been taken.

(c)         No provision in Section 15.03(b) shall be deemed to limit the provisions in Section 16.03(a).

(d)        The Borrower hereby authorizes the Administrative Agent and the Collateral Agent to file one or more UCC financing or continuation statements, and amendments thereto, relating to all or any part of the Account Collateral without the signature of the Borrower where permitted by applicable Law.

Section 15.04         UCC Termination Statements. At the request of the Borrower or the Second Lien Agent, upon the Notice of Security Discharge Date, the Collateral Agent will, at the sole cost and expense of the Borrower, file UCC termination statements terminating the existing UCC financing statements filed by the Collateral Agent pursuant to the Financing Documents.

ARTICLE XVI

INTEREST AND INVESTMENTS

Section 16.01         Investments. (a) Each amount deposited in or credited to a Project Account from time to time shall, from the time it is so deposited or credited until the time it is withdrawn from that Project Account (whether for the purpose of making an investment in Cash Equivalents or otherwise applied in accordance with the terms of this Accounts Agreement), earn interest at such rates as may be agreed from time to time by the Borrower and the Accounts Bank.

(b)        Prior to the receipt by the Accounts Bank of a Notice of Suspension, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time, at the risk and expense of the Borrower, solely in such Cash Equivalents as an Authorized Officer of the Borrower shall direct in writing (which may be in the form of a standing instruction). The Borrower shall select Cash Equivalents having such maturities as shall cause the Project Accounts to have a cash balance as of any day sufficient to cover the transfers to be made from the Project Accounts on such day in accordance with this Accounts Agreement, the Credit Agreement, the other Financing Documents, the Project Documents and any Additional Project Documents. Upon delivery by the Collateral Agent to the Accounts Bank of a Notice of Suspension and until written revocation of such Notice of Suspension is delivered to the Accounts Bank by the Collateral Agent, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time, solely in such Cash Equivalents as the Collateral Agent or the Administrative Agent, in its sole discretion, may direct; provided that the Accounts Bank’s obligation to invest such amounts is conditioned upon receipt by the Accounts Bank of a valid United States Department of the Treasury Internal Revenue

Service tax Form W-9 in accordance with Section 16.03(b) (Interest and Investment Income). Neither the Collateral Agent, the Accounts Bank nor the Administrative Agent shall be liable for any loss resulting from any Cash Equivalents (or any investment or reinvestment therein or liquidation or redemption thereof) from any Project Account or the sale or redemption thereof except to the extent that such loss results solely from the gross negligence or willful misconduct of the Collateral Agent, the Accounts Bank or the Administrative Agent, as the case may be, it being understood and agreed that in no event shall any of the Administrative Agent, the Accounts Bank or the Collateral Agent, as the case may be, be liable for any loss resulting from any investment made, or any sale or redemption of any investment made, in accordance with instructions received from the Borrower, the Collateral Agent or the Administrative Agent, as the case may be, or failure to receive written direction as required hereunder, or in accordance with Section 16.02 (Sale and Liquidation) hereof.

Section 16.02         Sale and Liquidation. In the event that the cash balance in any of the Project Accounts is as of any day insufficient to cover the transfers to be made from such Project Account on such day (and if advised in writing by the Administrative Agent or the Borrower of such circumstances), the Collateral Agent may (but shall not be obligated to) direct the Accounts Bank, without instructions from the Borrower, to sell or liquidate the Cash Equivalents standing to the credit of such Project Account (without regard to maturity date) in such manner as the Collateral Agent may direct in order to obtain cash at least sufficient to make such transfers and to pay any expenses and charges incurred in connection with effecting any such sale or liquidation, which expenses and charges the Accounts Bank shall be authorized to pay with cash on deposit in such Project Account. Neither the Accounts Bank, the Collateral Agent nor any other Senior Secured Party shall be liable to any Person for any loss suffered because of any such sale or liquidation.

Section 16.03         Interest and Investment Income. (a) All interest and other investment income earned from investments in Cash Equivalents made from amounts in any Project Account shall remain in such Project Account until transferred from such Project Account in accordance with the terms of this Accounts Agreement.

(b)        It is acknowledged by the parties hereto that all investment income earned on amounts on deposit in or credited to the Project Accounts for all Tax purposes shall be attributed to and be income of the Borrower. The Borrower shall be responsible for determining any requirements for paying Taxes or reporting or withholding any payments for Tax purposes hereunder. The Borrower shall prepare and file all Tax information required with respect to the Project Accounts. The Borrower agrees to indemnify and hold each Senior Secured Party and each Second Lien Claimholder harmless against all liability for Tax withholding and/or reporting for any investment income earned on the Project Accounts and payments in respect thereof. Such indemnities shall survive the termination or discharge of this Accounts Agreement or resignation of the Accounts Bank. None of the Collateral Agent, the Accounts Bank, the Second Lien Agent, any Senior Secured Party or any Second Lien Claimholder shall have any obligation with respect to the making of or the reporting of any payments for Tax purposes. From time to time, and as reasonably requested by the Accounts Bank, the Borrower shall provide to the Accounts Bank a United States Department of the Treasury Internal Revenue Service tax Form W-9 or other appropriate form required with respect to the withholding or exemption from withholding of income tax on any investment income earned on the Project Accounts. The Accounts Bank shall be entitled to rely on an opinion of legal counsel (which may be counsel to the Borrower) in connection with the reporting of any earnings with respect hereto.

Section 16.04         Accounts Information. (a) The Accounts Bank will:

(i)            within ten (10) Business Days after the end of the month in which the first deposit is made into any Project Account and within ten (10) Business Days after the end of each month thereafter, provide the Borrower, the Collateral Agent and the Administrative Agent a report with respect to the Project Accounts, setting forth in reasonable detail all deposits to and disbursements from each of the Project Accounts during such month, including the date on which made, and the balances of and any investments in each of the Project Accounts at the end of such month, including information regarding categories, amounts, maturities and issuers of Cash Equivalents; and

(ii)           within ten (10) Business Days after receipt of any written request by the Borrower, the Collateral Agent, the Administrative Agent or the Second Lien Agent, provide to the Borrower, the Collateral Agent, the Administrative Agent or the Second Lien Agent, as the case may be, such other information as the Borrower, the Collateral Agent, the Administrative Agent, or the Second Lien Agent, as the case may be, may reasonably specify regarding all Cash Equivalents and any other investments made by the Accounts Bank pursuant hereto and regarding amounts available in the Project Accounts.

(b)        The Accounts Bank will maintain all of the Project Accounts and all books and records with respect thereto as may be necessary to record properly all transactions carried out by it under this Accounts Agreement.

(c)         If any Cash Equivalent ceases to be a Cash Equivalent, the Accounts Bank will, as soon as reasonably practicable after becoming aware of such cessation, notify the Collateral Agent and the Borrower in writing of such cessation and, upon the written direction of the Borrower (or, if the Borrower fails to provide direction within three (3) Business Days of the date of the Accounts Bank’s notice, upon the written direction of the Collateral Agent), will cause the relevant investment to be replaced by a Cash Equivalent or by cash; provided that this Section 16.04(c) will not oblige the Accounts Bank to liquidate any investment earlier than its normal maturity date unless:

(i)            directed to do so under Section 16.02 (Sale and Liquidation); or

(ii)           the maturity date of the relevant investment exceeds the maturity date that would enable it to continue to qualify as a Cash Equivalent.

ARTICLE XVII

DEFAULT AND ENFORCEMENT

Section 17.01         Notices of Suspension of Project Accounts. (a) The Collateral Agent may, but shall not be required to, suspend the right of the Accounts Bank and the Borrower to withdraw or otherwise deal with any funds deposited in or credited to the Project Accounts at any time during the occurrence and continuance of an Event of Default by delivering a notice to the Accounts Bank (with a copy to the Borrower, the Administrative Agent and the Bond Trustee) (a “Notice of Suspension”).

(b)        Notwithstanding any other provision of the Credit Agreement or any other Financing Document, after the issuance by the Collateral Agent of a Notice of Suspension in accordance with Section 17.01(a) and until such time as the Collateral Agent advises the Accounts Bank and the Borrower in writing that it has withdrawn such Notice of Suspension, no amount may be withdrawn by the Accounts Bank from any Project Account, including for investment in Cash Equivalents, without the express prior written consent of the Collateral Agent.

(c)         For the avoidance of doubt, the withdrawal of a Notice of Suspension by the Collateral Agent shall not affect any other Notice of Suspension that it may have issued.

Section 17.02         Collateral Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority, if a Notice of Suspension has been delivered to the Accounts Bank and until such Notice of Suspension has been withdrawn, to take any action and to execute any and all documents and instruments in the place and stead of the Borrower and in the name of the Borrower or otherwise, that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Accounts Agreement in a commercially reasonable manner to the extent required by the UCC, without notice to the Borrower, including:

(a)         if an Event of Default has occurred and is continuing, to exercise the rights and remedies set forth in this Accounts Agreement and the other Financing Documents;

(b)        to take any action that the Collateral Agent may, in its discretion and at the Borrower’s expense, deem necessary or appropriate (i) to perfect, maintain and enforce any security interest or other Lien created in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, (ii) to create, perfect, maintain and enforce any security interest or other Lien granted or purported to be granted hereby or (iii) to otherwise accomplish the purposes of this Accounts Agreement;

(c)         to receive, endorse and collect all funds or other property in which the Borrower has an interest and that would constitute Account Collateral under the terms of this Accounts Agreement, in each case representing any proceeds, dividends, interest payments or other distributions constituting Account Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed necessary or appropriate by the Collateral Agent for the purpose of collecting any and all of such proceeds, dividends, payments or other distributions;

(d)        to pay or discharge Taxes and Liens levied or placed on the Account Collateral;

(e)         (i) to direct any party liable for any payment under or with respect to any of the Account Collateral to make payment of any and all moneys due or to become due thereunder or with respect thereto directly to the Collateral Agent or as the Collateral Agent may direct, (ii) to ask or make, demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Account Collateral, (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Account Collateral or any part thereof and to enforce any other right in respect of any of the Account Collateral, (iv) to defend any suit, action or proceeding brought against the Borrower with respect to any of the

Account Collateral and (v) to settle, compromise or adjust any suit, action or proceeding described in Section 17.02(e)(iii) and (iv) and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate;

(f)         (i) to execute, in connection with any sale, lease, license or other disposition permitted to be made by the Collateral Agent hereunder, any endorsements, assignments, transfer statements or other instruments of conveyance or transfer with respect to the Account Collateral, and to file or register the same if required by applicable Law; and

(g)        to communicate in its own name with any party to any agreement or instrument included in the Account Collateral, at any reasonable time, with regard to any matter relating to such agreement or instrument.

Section 17.03         Enforcement. (a) Notwithstanding any other provision of the Credit Agreement or any other Financing Document, the Collateral Agent or its designee may, on behalf of the Senior Secured Parties, at any time during the occurrence and continuance of an Event of Default, and following delivery of a Notice of Suspension that has not been withdrawn (provided that any failure to deliver such notice shall not affect the validity of any actions taken under this Section 17.03(a)) take enforcement action with respect to the Account Collateral, as provided in Article VI (Remedies Upon a Security Event of Default) of the Security Agreement. Without limitation and in addition to any and all rights with respect to the Account Collateral under the Credit Agreement or any other Financing Document, the Collateral Agent may take enforcement action by:

(i)            personally, or by attorneys, taking possession of the Account Collateral or any part thereof, from the Accounts Bank, the Borrower or any other Person that then has possession of any part thereof with or without notice or process of law;

(ii)           instructing any obligor, guarantor or counterparty to any agreement, instrument or other obligation in respect of or relating to the Borrower or the Account Collateral to make any payment required by the terms of such agreement, instrument or obligation directly to the Collateral Agent or the Administrative Agent, for the benefit of the Senior Secured Parties;

(iii)          taking possession of the Account Collateral or any part thereof by directing the Accounts Bank or the Borrower, as the case may be, to deliver the same to the Collateral Agent, for the benefit of the Senior Secured Parties, at any place or places designated by the Collateral Agent, it being understood that the Accounts Bank’s and the Borrower’s obligations to so deliver the Account Collateral are of the essence of this Accounts Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent, for the benefit of the Senior Secured Parties, shall be entitled to a decree requiring specific performance by the Accounts Bank or the Borrower, as the case may be, of such obligations;

(iv)          foreclosing on the Account Collateral as herein provided or in any manner permitted by applicable Law (including through any permitted non-judicial foreclosure) either concurrently or in such order as the Collateral Agent may determine without affecting the rights or remedies to which the Collateral Agent, for the benefit of the Senior Secured Parties, may be entitled under this Accounts Agreement, the Credit Agreement, or any other Financing Document. The Borrower hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or commencing any collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, licensing, conveyance, assignment, transfer, liquidation, or other disposition of or realization upon any or all of the Account Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any right to any such notice which the Borrower would otherwise have under applicable Law;

(v)           withdrawing any and all cash and liquidating any and all Cash Equivalents that are part of the Account Collateral and applying such cash, the liquidation proceeds of Cash Equivalents and other cash, if any, then held as Account Collateral in accordance with Section 17.04 (Application of Proceeds);

(vi)          selling, assigning or otherwise liquidating the Account Collateral, or any part thereof, at a public or private sale, for cash, upon credit or for future delivery, and at such prices as the Collateral Agent may deem satisfactory, and taking possession of the proceeds of any such sale or liquidation.

(b)        Notwithstanding anything to the contrary in this Accounts Agreement, the Credit Agreement, any other Financing Document or the Subordinated Debt Documents, the Borrower acknowledges that if an Event of Default has occurred and is continuing, and following delivery of a Notice of Suspension that has not been withdrawn (provided that any failure to deliver such notice shall not affect the validity of any actions taken under this Section 17.03(b)), the Collateral Agent, on behalf of the Senior Secured Parties, is entitled to apply amounts deposited in or credited to any Project Account (other than the Bond Proceeds Sub-Account) as contemplated in Section 17.04 (Application of Proceeds).

(c)         The Accounts Bank shall promptly comply with any instruction given by the Collateral Agent as contemplated by Section 2.01 (Appointment) (without reference to any inconsistent request or instruction from the Borrower or otherwise).

(d)        The Collateral Agent may, during the continuance of an Event of Default, and at any time following the delivery of a Notice of Suspension and until such notice has been withdrawn (provided that any failure to deliver such notice shall not affect the validity of any actions taken under this Section 17.03), exercise its rights under this Section 17.03 as frequently, and as many times, as it considers appropriate.

Section 17.04         Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Account Collateral shall be applied in accordance with Section 4.2 of the Intercreditor Agreement. The Borrower shall remain liable for any deficiency in accordance with the respective Financing Documents to which it is a party.

Section 17.05         Collateral Agent’s Discretionary Powers. Nothing in this Article XVII shall impair the right of the Collateral Agent in its discretion to take or omit to take any action deemed proper by the Collateral Agent and which action or omission is consistent with any express written direction of the Administrative Agent or with the express provisions of this Accounts Agreement. The Collateral Agent shall have the right at any time to seek instructions from the Administrative Agent concerning the administration of this Accounts Agreement, and to request, and receive, direction from the Administrative Agent regarding the enforcement actions set forth in Section 17.03 (Enforcement).

Section 17.06         Regarding the Collateral Agent. The Collateral Agent shall be afforded all of the rights, powers, protections, immunities and indemnities set forth in the Credit Agreement and the Security Agreement as if the same were specifically set forth herein.

ARTICLE XVIII

THE ACCOUNTS BANK

Section 18.01         Duties of the Accounts Bank and Securities Intermediary. (a) The Accounts Bank, acting as Securities Intermediary, will have the obligations of a securities intermediary under Article 8 of the UCC, and acting as a bank with respect to the Project Accounts, will have the obligations of a bank under Article 9 of the UCC. The Accounts Bank will also have those duties and responsibilities expressly set forth in this Accounts Agreement, and no additional duties, responsibilities, obligations or liabilities shall be inferred from the provisions of this Accounts Agreement or imposed on the Accounts Bank. The Accounts Bank will act at the written direction of the Collateral Agent, the Administrative Agent and, as expressly provided in this Accounts Agreement, the Borrower, but will not be required to take any action that is contrary to this Accounts Agreement or applicable Law or that, in its reasonable judgment, would involve it in expense or liability, unless it has been furnished with adequate indemnity and/or security against such expense or liability. The Accounts Bank will have no responsibility to ensure the performance by any other party of its duties and obligations hereunder. The Accounts Bank will use the same care with respect to the safekeeping and handling of property held in the Project Accounts as the Accounts Bank uses in respect of property held for its own sole benefit. The provisions of this Article XVIII are solely for the benefit of the Accounts Bank, the Collateral Agent and the Senior Secured Parties.

(b)        In performing its functions and duties under this Accounts Agreement, the Accounts Bank will act solely as the depository of the Collateral Agent, for the benefit of the Senior Secured Parties, and as Securities Intermediary or as a bank, as the case may be, with respect to the Project Accounts for the benefit of the Collateral Agent, for the benefit of the Senior Secured Parties. The Accounts Bank does not assume and will not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any Person other than the Collateral Agent. None of the Senior Secured Parties, the Second Lien Agent, any Second Lien Claimholder or the Borrower will have any rights against the Accounts Bank hereunder, other than for the Accounts Bank’s gross negligence or willful misconduct. Except as otherwise expressly provided in this Accounts Agreement, the Borrower will not have any right to direct the Accounts Bank to distribute or allocate any funds, instruments, securities, financial assets or other assets in the Project Accounts or to withdraw or transfer any funds, instruments, securities, financial assets or other assets from the Project Accounts. Except as otherwise expressly provided in this Accounts Agreement, the Collateral Agent, on behalf of the Senior Secured Parties, will have the sole right to issue directions and instructions to the Accounts Bank, acting as Securities Intermediary or bank, as the case may be, in accordance with this Accounts Agreement, and to issue entitlement orders with respect to the Project Accounts. It is expressly understood and agreed that any investment made with funds held in the Project Accounts may be made only in accordance with the express provisions of Section 16.01 (Investments) and, when an investment is so made, it is expressly understood and agreed that such investment was made with the permission of the Collateral Agent in the exercise of its exclusive possession of, and dominion and control over, the Project Accounts, which it maintains through the Accounts Bank. The Accounts Bank shall not in any way whatsoever be liable for any loss or depreciation in the value of any investments made pursuant to the terms of this Accounts Agreement.

Section 18.02         Exculpatory Provisions. (a) Neither the Accounts Bank nor any of its directors, officers, employees or agents will have any duties or obligations except those expressly set forth herein or required by applicable law. Without limiting the generality of the foregoing, the Accounts Bank shall not:

(i)            be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)           have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Accounts Bank is required to exercise as directed in writing by the Collateral Agent, the Administrative Agent or the Required Lenders; provided that the Accounts Bank shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Accounts Bank to liability or that is contrary to any Financing Document or applicable Law; and provided further that no such direction given to the Accounts Bank that in the sole judgment of the Accounts Bank imposes, or purports to impose, or might reasonably be expected to impose upon the Accounts Bank any obligation or liability not set forth herein or arising hereunder shall be binding upon the Accounts Bank unless the Accounts Bank, in its sole discretion, accepts such direction;

(iii)          except as expressly set forth herein, have any duty to disclose, nor shall the Accounts Bank be liable for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Accounts Bank or any of its Affiliates in any capacity; or

(iv)          be required to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce, this Accounts Agreement other than on the instructions of the Required Lenders or the Administrative Agent;

(b)        Neither the Accounts Bank nor any of its directors, officers, employees or agents shall be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Collateral Agent, the Administrative Agent or the Required Lenders, (ii) as may be reasonably necessary, or as the Accounts Bank may believe in good faith to be necessary, under the circumstances as provided in Section 2.01 (Appointment by Collateral Agent), Section 2.02 (Appointment by Second Lien Agent) and Section 2.03 (Limitation of Liability) or (iii) in the absence of its own gross negligence or willful misconduct.

(c)         Neither the Accounts Bank nor any of its directors, officers, employees or agents shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Accounts Agreement, the Credit Agreement, or any other Financing Document, (ii) the contents of any certificate, report, opinion or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein (including the use of proceeds) or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness, genuineness or admissibility in evidence of this Accounts Agreement, the Credit Agreement, any other Financing Document, or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document (or title to or rights in any collateral under any Security Document), or (v) the satisfaction of any condition set forth in ARTICLE VI (Conditions Precedent) of the Credit Agreement or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Accounts Bank.

(d)        The Accounts Bank may, unless and until it shall have received directions from the Required Lenders or the Administrative Agent, take such action or refrain from taking such action in respect of a Default or Event of Default of which the Accounts Bank has been advised in writing by the Required Lenders or the Administrative Agent as it shall reasonably deem advisable in the best interests of the Lenders (but shall not be obligated to do so).

Section 18.03         Reliance by Accounts Bank. The Accounts Bank shall be entitled to rely upon, and shall not (nor shall any of its directors, officers, employees or agents) incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Accounts Bank also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Accounts Bank may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Accounts Bank may at any time and from time to time solicit written instructions in the form of directions from the Administrative Agent, the Collateral Agent or the Required Lenders or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Accounts Agreement.

Section 18.04         Written Instructions; Notices. (a) Notwithstanding anything in this Accounts Agreement, the Credit Agreement, any other Financing Document or any Subordinated Debt Document to the contrary, the Accounts Bank shall have no obligation to (i) make any payment, transfer or withdrawal from any Project Account until it has received written direction to make such payment, transfer or withdrawal from the Administrative Agent, the Collateral Agent or the Borrower as set forth herein or (ii) determine whether any payment, transfer or withdrawal from any Project Account made in accordance with any written direction from the Administrative Agent, the Collateral Agent or the Borrower complies with the terms of this Accounts Agreement. The Accounts Bank shall have no liability for, nor any responsibility or obligation to confirm, the use or application by the Borrower, the Collateral Agent or the Administrative Agent or any other recipient of amounts withdrawn or transferred from any Project Account.

(b)        Except as otherwise provided in this Accounts Agreement, the Accounts Bank shall take action under this Accounts Agreement only as it shall be directed in writing by the Collateral Agent or the Administrative Agent. In each case that the Accounts Bank may or is required under the other Financing Documents to take any action (an “Accounts Bank Action”), including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies or otherwise to act hereunder, under any other Financing Document, the Accounts Bank may seek direction from the Collateral Agent or the Administrative Agent and shall be entitled to refrain from such Accounts Bank Action unless and until it has received such direction and shall not incur any liability to any Person by reason of so refraining.

Section 18.05         Resignation or Removal of Accounts Bank. (a)  The Accounts Bank may resign from the performance of all its functions and duties hereunder at any time by giving thirty (30) days’ prior notice to the Borrower and the Collateral Agent. The Accounts Bank may be removed (i) at any time by the Administrative Agent or the Required Lenders, or (ii)  in the event of a material breach by the Accounts Bank of its duties hereunder, by the Borrower in consultation with the Administrative Agent. Such resignation or removal shall take effect upon the appointment of a successor Accounts Bank, in accordance with this Section 18.05.

(b)        Upon the notice of resignation by the Accounts Bank or upon the removal of the Accounts Bank pursuant to Section 18.05(a), the Administrative Agent shall appoint a successor Accounts Bank hereunder, who shall be a commercial bank having a combined capital and surplus of at least two hundred fifty million Dollars ($250,000,000). So long as no Event of Default has occurred and is continuing, such appointment shall be subject to the Borrower’s approval (such approval not to be unreasonably withheld or delayed).

(c)         If no successor Accounts Bank has been appointed by the Administrative Agent within thirty (30) days after the date such notice of resignation was given by the Accounts Bank or the date on which the Administrative Agent, the Required Lenders or the Borrower elected to remove the Accounts Bank, pursuant to Section 18.05(a), any Senior Secured Party may petition any court of competent jurisdiction for the appointment of a successor Accounts Bank. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Accounts Bank who shall serve as Accounts Bank hereunder until such time, if any, as the Administrative Agent appoints a successor Accounts Bank, as provided above.

(d)        Upon the acceptance of a successor’s appointment as Accounts Bank hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Accounts Bank, and the retiring (or removed) Accounts Bank shall be discharged from all of its duties and obligations hereunder. After the retirement or removal of the Accounts Bank hereunder, the provisions of this Article XVIII shall continue in effect for the benefit of the retiring (or removed) Accounts Bank in respect of any actions taken or omitted to be taken by it while the retiring or removed Accounts Bank was acting as Accounts Bank.

(e)         The retiring or removed Accounts Bank will promptly transfer all of the Project Accounts and the Account Collateral to the possession or control of the successor Accounts Bank and will, at the sole cost and expense of the Borrower, execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Accounts Bank, together with all records and reports, with respect to the Project Accounts and the Account Collateral to the successor Accounts Bank.

Section 18.06         No Amendment to Duties of Accounts Bank Without Consent. The Accounts Bank shall not be bound by any waiver, amendment, supplement or modification of this Accounts Agreement that affects its rights or duties hereunder or thereunder unless the Accounts Bank shall have given its prior written consent, in its capacity as Accounts Bank, thereto.

ARTICLE XIX

REPRESENTATIONS AND WARRANTIES

Section 19.01         Representations and Warranties. The Borrower represents and warrants as of the date of this Accounts Agreement, as of the date of each Funding Notice, on each Funding Date and on the Conversion Date that:

(a)         it is the legal and beneficial owner of the Account Collateral free and clear of any Lien, claim, encumbrance, option or right of others, except for the first-priority security interest and other rights created under or provided for in this Accounts Agreement and the other Financing Documents, the Bond Liens and other Permitted Liens, and has the power and authority to pledge the Account Collateral pledged by it hereunder. It has not authorized the filing of any effective financing statement or other instrument similar in effect covering all or any part of the Account Collateral, except (i) as filed in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, pursuant to this Accounts Agreement or the other Financing Documents, and (ii) as filed or to be filed, subsequent to such filing, in respect of the Bond Liens. To the best of its knowledge, no effective financing statement or other instrument similar in effect covering all or any part of the Account Collateral or listing the Borrower or any trade name of the Borrower as debtor is on file in the applicable recording office, except (i) as filed in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, relating to the Financing Documents, or (ii) as filed or to be filed, subsequent to such filing, in respect of the Bond Liens, subject to Section 7.02(b) (Negative Covenants—Liens) of the Credit Agreement and to the Intercreditor Agreement, and it has not entered into, and shall not enter into, any security control agreement or other agreement similar in effect, in each case covering all or any part of the Account Collateral, except (i) as may have been entered into in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, relating to this Accounts Agreement or the other Financing Documents or (ii) as entered into, or to be entered into, in favor of the Second Lien Agent, for the benefit of the Second Lien Claimholders, pursuant to the Bond Indenture, subject to Section 7.02(b) (Negative Covenants — Liens) of the Credit Agreement and to the Intercreditor Agreement;

(b)        on or prior to the date of the first Funding Notice all filings, registrations, notifications and recordings, if any, necessary or appropriate to create, preserve, protect and perfect the first-priority security interest granted by the Borrower to the Collateral Agent, for the benefit of the Senior Secured Parties, hereby in respect of the Account Collateral will have been made, and such first-priority security interest granted to the Collateral Agent, for the benefit of the Senior Secured Parties, pursuant to this Accounts Agreement in and to the Account Collateral will constitute a valid and enforceable security interest therein that, to the extent such security interest may be perfected under the UCC, will be perfected and that will be subject to no prior security interest that can be perfected under the UCC;

(c)         until the Security Discharge Date, the Borrower will not execute or authorize to be filed in any public office any UCC financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Account Collateral, except for (i) the filings or registrations made in respect of the Financing Documents and (ii) the filings or registrations made or to be made, subsequent to such filings, in respect of the Bond Liens.

(d)        except for the filings, registrations, notifications and recordings referred to in Section 19.01(b), no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the grant by the Borrower of the pledges and security interests granted hereunder or for the execution, delivery or performance of this Accounts Agreement by the Borrower, (ii) the perfection or maintenance of the pledges and security interests created hereunder (including the first-priority nature of the pledge and security interest in favor of the Collateral Agent for the benefit of the Senior Secured Parties), or (iii) the exercise by the Collateral Agent, on behalf of the Senior Secured Parties, and the Accounts Bank of their respective rights provided for in this Accounts Agreement or the remedies in respect of the Account Collateral pursuant to this Accounts Agreement;

(e)         except for the rights of the Collateral Agent, for the benefit of the Senior Secured Parties, granted hereunder or pursuant hereto, and the second-priority rights of the Second Lien Agent, for the benefit of the Second Lien Claimholders, pursuant to the Subordinated Bond Documents and subject to Section 7.02 (Negative Covenants) of the Credit Agreement and to the Intercreditor Agreement, it does not know of and has not received written notice of any right or claim to or interest in (including any adverse claim) any Account Collateral by any Person other than the Borrower; and

(f)         its exact legal name is Heartland Grain Fuels, L.P., it is duly organized and validly existing as a limited partnership under the laws of the State of

Delaware, and its chief executive office is located at the address provided for the Borrower in Section 20.10 (Notices and Other Communications).

ARTICLE XX

MISCELLANEOUS

Section 20.01         Rights of Second Lien Agent and Second Lien Claimholders. (a) Upon the delivery by the Administrative Agent to the Accounts Bank of written notice that the Security Discharge Date has occurred (the “Notice of Security Discharge Date”):

(i)            all references to withdrawals from the Project Accounts relating to payments to the Senior Secured Parties shall have no force and effect;

(ii)           the Collateral Agent and the Administrative Agent shall cease to have any rights hereunder, except for their respective rights under Article XVIII (The Accounts Bank) and this Article XX (Miscellaneous), and shall cease to have any obligations hereunder;

(iii)          each reference in Section 2.04(b) (Project Accounts), Section 2.05 (Representations, Warranties and Covenants of Accounts Bank), Section 2.06(b) (Project Accounts as Deposit Account), Section 2.09 (Control and Perfection of Account Collateral), Section 2.11 (Agreement to Hold in Trust), Section 3.02(d), (g), (h), (i), (j) and (k) (Deposits into and Withdrawals from Project Accounts), Section 15.01 (No Security Interests), Section 15.03 (Further Assurances), Section 15.04 (UCC Termination Statements), Section 16.01 (Investments), Section 16.02 (Sale and Liquidation), Section 16.04 (Accounts Information), Article XVII (Default and Enforcement), Article XVIII (The Accounts Bank), and Section 19.01 (Representations and Warranties) to (A) the Collateral Agent and the Administrative Agent shall be deemed a reference to the Second Lien Agent and (B) Senior Secured Parties shall be deemed a reference to Second Lien Claimholders and Accounts Bank;

(b)        This Agreement shall terminate if (i) the Security Discharge Date has occurred and (ii) the Accounts Bank has received a notice in writing from the Borrower confirming that no default or event of default has occurred and is continuing under the Bond Indenture. Upon termination of this Agreement, all Funds in the Project Accounts shall be released to the Borrower.

Section 20.02         Amendments, Etc. No amendment or waiver of any provision of this Accounts Agreement and no consent to any departure by the Borrower shall be effective unless in writing signed by the Collateral Agent and, in the case of an amendment, the Borrower, the Collateral Agent, the Administrative Agent and the Accounts Bank (and, after the Notice of Security Discharge Date, the Second Lien Agent), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall (i) unless in writing and signed by the Accounts Bank in addition to the Collateral Agent, affect the rights or duties of, or any fees or other amounts payable to, the Accounts Bank under this Accounts Agreement, or (ii) unless in writing and signed by the Second Lien Agent, affect the rights or duties of the Second Lien Agent under this Accounts Agreement.

Section 20.03         Applicable Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)        SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ACCOUNTS AGREEMENT, OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER

JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS ACCOUNTS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS ACCOUNTS AGREEMENT, ANY OTHER FINANCING DOCUMENT AGAINST THE BORROWER, THE ACCOUNTS BANK OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)         WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ACCOUNTS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 20.03(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)        Appointment of Process Agent and Service of Process. The Borrower hereby irrevocably appoints C T Corporation System with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself and its property services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York. If for any reason the Process Agent shall cease to act as such for the Borrower, the Borrower hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 20.03 reasonably satisfactory to the Collateral Agent, on behalf of the Senior Secured Parties. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent’s above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to the Borrower at its then effective notice addresses pursuant to Section 20.10 (Notices and Other Communications).

(e)         Immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Accounts Agreement, the other Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 20.03(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

(f)         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ACCOUNTS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS ACCOUNTS AGREEMENT, THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.03.

Section 20.04         Assignments. The provisions of this Accounts Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent and the Administrative Agent (and, after the Notice of Security Discharge Date, the Second Lien Agent), and the Accounts Bank may not assign or delegate any of its rights or obligations under this Accounts Agreement except pursuant to Section 18.05 (Resignation or Removal of Accounts Bank).

Section 20.05         Benefits of Accounts Agreement. Nothing in this Accounts Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto, the Senior Secured Parties and their respective successors and assigns permitted under this Accounts Agreement or any other Financing Document, Participants to the extent provided in Section 10.03 (Assignments) of the Credit Agreement, Second Lien Claimholders and their respective successors and assigns permitted under this Accounts Agreement or any Subordinated Debt Document, and Related Parties of the Administrative Agent, the Collateral Agent, the Accounts Bank and the Second Lien Agent any benefit or any legal or equitable right or remedy under or by reason of this Accounts Agreement.

Section 20.06         Costs and Expenses. (a)  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Accounts Bank, the Administrative Agent and the Collateral Agent (including all reasonable fees, costs and expenses of counsel for the Accounts Bank, the Administrative Agent and the Collateral Agent), in connection with the preparation, negotiation, execution and delivery of this Accounts Agreement and the administration and maintenance of the Project Accounts (whether or not the transactions contemplated hereby are consummated); (ii) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent, the Administrative Agent and the Accounts Bank (including all reasonable fees, costs and expenses of counsel for Collateral Agent, the Administrative Agent and the Accounts Bank), in connection with any amendments, modifications or waivers of the provisions of this Accounts Agreement (whether or not the transactions contemplated hereby are consummated); (iii) all reasonable and documented out-of-pocket expenses incurred by the Accounts Bank, the Administrative Agent and the Collateral Agent (including all reasonable fees, costs and expenses of counsel for Accounts Bank, the Administrative Agent and the Collateral Agent), in connection with the administration of this Accounts Agreement (whether or not the transactions contemplated hereby are consummated); and (iv) all out-of-pocket expenses incurred by the Accounts Bank, the Administrative Agent and the Collateral Agent (including all fees, costs and expenses of counsel for any of the Accounts Bank, the Administrative Agent and the Collateral Agent), in connection with the enforcement or protection of their rights in connection with this Accounts Agreement, including their rights under this Section 20.06(a), including in connection with any workout, restructuring or negotiations in respect of the Obligations.

(b)        Subject to the terms of the Intercreditor Agreement, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Second Lien Agent (including all reasonable fees, costs and expenses of counsel for the Second Lien Agent), in connection with the preparation, negotiation, execution and delivery of this Accounts Agreement and the administration and maintenance of the Project Accounts (whether or not the transactions contemplated hereby are consummated); (ii) all reasonable and documented out-of-pocket expenses incurred by the Second Lien Agent (including all reasonable fees, costs and expenses of counsel for the Second Lien Agent), in connection with any amendments, modifications or waivers of the provisions of this Accounts Agreement (whether or not the transactions contemplated hereby are consummated); (iii) all reasonable and documented out-of-pocket expenses incurred by the Second Lien Agent (including all reasonable fees, costs and expenses of counsel for the Second Lien Agent), in connection with the administration of this Accounts Agreement (whether or not the transactions contemplated hereby are consummated); and (iv) all out-of-pocket expenses incurred by the Second Lien Agent (including all fees, costs and expenses of counsel for the Second Lien Agent), in connection with the enforcement or protection of its rights in connection with this Accounts Agreement, including its rights under this Section 20.06(b), including in connection with any workout, restructuring or negotiations in respect of the Subordinated Debt.

Section 20.07         Counterparts; Effectiveness. This Accounts Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Accounts Agreement shall become effective when it has been executed by the Collateral Agent and when the Collateral Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Accounts Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Accounts Agreement.

Section 20.08         Indemnification by the Borrower. (a)  In addition to the indemnity by Borrower set forth in Section 20.10(f) (Notices and Other Communications), the Borrower hereby agrees to indemnify the Collateral Agent (and any sub-agent thereof), the Administrative Agent (and any sub-agent thereof), the Accounts Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of:

(i)            the execution or delivery of this Accounts Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

(ii)           any funds deposited in or credited to any Project Account or the use or proposed use of the proceeds therefrom; and

(iii)          any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party, the GP Pledgor or any of its shareholders, directors or creditors, the Borrower or any of its partners or creditors, and in each case regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee.

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)        The Borrower hereby agrees, subject to the terms of the Intercreditor Agreement, to indemnify the Second Lien Agent and each Related Party thereof (each such Person being called an “Second Lien Agent Indemnitee”) against, and hold each Second Lien Agent Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel for any Second Lien Agent Indemnitee), incurred by any Second Lien Agent Indemnitee or asserted against any Second Lien Agent Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of:

(i)            the execution or delivery of this Accounts Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

(ii)           any funds deposited in or credited to any Project Account or the use or proposed use of the proceeds therefrom; and

(iii)          any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party, the GP Pledgor or any of its shareholders, directors or creditors, the Borrower or any of its partners or creditors, and in each case regardless of whether any Second Lien Agent Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Second Lien Agent Indemnitee;

provided that such indemnity shall not, as to any Second Lien Agent Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Second Lien Agent Indemnitee.

Section 20.09         No Waiver; Cumulative Remedies. No failure by any Senior Secured Party, the Accounts Bank, the Administrative Agent, the Collateral Agent or the Second Lien Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder, or under any other Financing Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 20.10         Notices and Other Communications. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 20.10(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows:

If to the Borrower:

Heartland Grain Fuels, L.P.
10201 Wayzata Blvd, Suite 250
Minneapolis, MN 55305
Attention:	Chief Executive Officer
Telephone:	763-226-2701
Facsimile:	763-226-2725
E-mail:	rstephenson@advancedbioenergy.com

If to the Accounts Bank:

Amarillo National Bank
P.O. Box 1
Amarillo, Texas 79105
(or, for delivery by overnight courier, to:
410 S. Taylor
Amarillo, Texas 79101)
Attention:	Craig Sanders, Executive Vice President

Telephone:	806-378-8244
Facsimile:	806-345-1663
E-mail:	craig.sanders@anb.com

If to the Collateral Agent:

WestLB AG, New York Branch
1211 Avenue of the Americas
New York, NY 10036
Attention: Thomas Brensic
Telephone:	212 597-1153
Facsimile:	212 597-1490
Email:	Thomas_Brensic@westlb.com
Group e-mail:	NYC_Documents_Groups@WestLB.com

If to the Administrative Agent:

WestLB AG, New York Branch
1211 Avenue of the Americas
New York, NY 10036
Attention:	Andrea Bailey
Telephone:	(212) 597-1158
Facsimile:	(212) 302-7946
E-mail:	NYC_Agency_Services@WestLB.com

If to the Second Lien Agent:

Wells Fargo Bank, N.A.
Corporate Trust & Escrow Services
MAC N9311-115
625 Marquette Ave. 11th Floor
Minneapolis, MN 55479
Attention:	Stephen R. Gubrud
Telephone:	(612) 667-9090
Facsimile:	(612) 667-2160
E-mail:	Steven.R.Gubrud@wellsfargo.com

(b)        Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 20.10(d) shall be effective as provided in Section 20.10(d).

(c)         Notices and other communications to the Borrower, the Collateral Agent, the Administrative Agent or the Accounts Bank hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites). Each of the Collateral Agent, the Administrative Agent, the Accounts Bank or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d)        Unless otherwise prescribed, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Section 20.10(a) of notification that such notice or communication is available and identifying the website address therefor.

(e)         Each of the Borrower, the Collateral Agent, the Administrative Agent, the Accounts Bank and the Second Lien Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(f)         The Collateral Agent, the Administrative Agent, the Accounts Bank and the Second Lien Agent shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Collateral Agent, the Administrative Agent, the Accounts Bank, the Second Lien Agent and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Collateral Agent, the

Administrative Agent, the Accounts Bank or the Second Lien Agent may be recorded by the Collateral Agent, the Administrative Agent, the Accounts Bank or the Second Lien Agent, and each of the parties hereto hereby consents to such recording.

Section 20.11         Patriot Act Notice. The Accounts Bank hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Accounts Bank to identify the Borrower in accordance with the Patriot Act.

Section 20.12         Severability. If any provision of this Accounts Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Accounts Agreement, the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 20.13         Survival. Notwithstanding anything in this Accounts Agreement to the contrary, Article XIX (Representations and Warranties) and Section 20.06 (Costs and Expenses) and 20.08 (Indemnification by the Borrower) shall survive any termination of this Accounts Agreement. In addition, each representation and warranty made hereunder, in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Accounts Bank, the Collateral Agent, the Administrative Agent, each other Senior Secured Party, the Second Lien Agent and each other Second Lien Claimholder, regardless of any investigation made by the Accounts Bank, the Collateral Agent, the Administrative Agent, each other Senior Secured Party, the Second Lien Agent and each other Second Lien Claimholder or on their behalf and notwithstanding that the Accounts Bank, the Collateral Agent, the Administrative Agent, each other Senior Secured Party, the Second Lien Agent or each other Second Lien Claimholder may have had notice or knowledge of any Default or Event of Default at the time of the Funding, and shall continue in full force and effect as long as any Loan, any other Obligation hereunder or under any other Financing Document or obligation under the Subordinated Debt Documents shall remain unpaid or unsatisfied.

Section 20.14         Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Accounts Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Accounts Agreement, the other Financing Documents or the transactions contemplated hereby or thereby.

Section 20.15         Waiver of Litigation Payments. To the extent that the Borrower may, in any action, suit or proceeding brought in any of the courts referred to in Section 20.03(b) (Applicable Law; Jurisdiction; Etc.) or elsewhere arising out of or in connection with this Accounts Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any Lender or any Agent in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of New York or, as the case may be, the jurisdiction in which such court is located.

(Remainder of page intentionally blank. Next page is signature page.)

IN WITNESS WHEREOF, the parties hereto have caused this Accounts Agreement to be executed by their respective officers as of the day and year first above written.

HEARTLAND GRAIN FUELS, L.P., as the Borrower
By:	Dakota Fuels, Inc.
Its:	General Partner

By:	/s/ Revis L. Stephenson III
Name:	Revis L. Stephenson III
Title:	Chairman

AMARILLO NATIONAL BANK, as the Accounts Bank

By:	/s/ Craig L. Sanders
Name:	Craig L. Sanders
Title:	Executive Vice President

AMARILLO NATIONAL BANK, as the Securities Intermediary

By:	/s/ Craig L. Sanders
Name:	Craig L. Sanders
Title:	Executive Vice President

WESTLB AG, NEW YORK BRANCH, as the Collateral Agent

By:	/s/ Michael Pantelogianis
Name:	Michael Pantelogianis
Title:	Director

By:	/s/ Paul Vastola
Name:	Paul Vastola
Title:	Director

WESTLB, AG, NEW YORK BRANCH, as the Administrative Agent

By:	/s/ Michael Pantelogianis
Name:	Michael Pantelogianis
Title:	Director

By:	/s/ Paul Vastola
Name:	Paul Vastola
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE OF THE BROWN COUNTY, SOUTH DAKOTA SUBORDINATE SOLID WASTE FACILITIES REVENUE BONDS (HEARTLAND GRAIN FUELS, L.P. ETHANOL PLANT PROJECT) SERIES 2007A,
as the Second Lien Agent

By:	/s/ Steven Gubrud
Name:	Steven Gubrud
Title:	Vice President